As filed with the Securities and Exchange Commission on September 2, 2015

Registration No. 333-190836

__________________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEY LINK ASSETS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	27-3439423
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

216 South Jefferson, Suite LL1

Chicago, IL 60661

312-397-9300, Extension 204

 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Shawn P. Clark

Key Link Assets Corp.

216 South Jefferson, Suite LL1

Chicago, IL 60661

312-397-9300, Extension 204

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kristen A. Baracy, Esq.

Carol S. McMahan, Esq.

Synergy Law Group, LLC

730 West Randolph Street, 6th Floor

Chicago, IL  60661

(312) 454-0015

Fax (312) 454-0261

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock	570,000	$0.10	$57,000	$8.05

(1)  This registration covers the resale by our selling stockholders of up to 570,000 shares of common stock previously issued to such selling stockholders. The shares were originally registered under a registration statement declared effective by the Securities and Exchange Commission (“SEC”) on February 14, 2014. From February 14, 2014 to the date hereof, 20,000 shares have been sold.

(2)  This price was determined by the Company based on the price of shares of common stock sold to Company shareholders in a private offering.

(3)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”). The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock has been accepted for quotation on the OTC Bulletin Board (“OTCBB”), but no active trading market has developed. The offering price was determined by the price shares were sold to the selling stockholders described herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated ________, 2015

PRELIMINARY PROSPECTUS

KEY LINK ASSETS CORP.

570,000 SHARES OF COMMON STOCK

$0.10 PER SHARE

The selling shareholders of Key Link Assets Corp. (the “Company”) named in this Prospectus are offering shares of common stock through this Prospectus. The shares were originally registered under a registration statement declared effective by the SEC on February 14, 2014. From February 14, 2014 to the date hereof, 20,000 shares have been sold. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. Our common stock may be sold by selling shareholders at a fixed price of $0.10 per share until an active trading market develops on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements. See “Risk Factors” below.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3.

We have incurred losses to date, and our independent auditors have issued an opinion that there is substantial doubt about our ability to continue as a going concern.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined by Rule 405 under the Securities Act. The Company’s status as a shell company imposes certain restrictions inapplicable to non-shell companies and operates to limit certain transfer of its securities as discussed herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is ______, 2015

__________________________________________________________________________________________

__________________________________________________________________________________________

Prospectus Summary

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information you should consider before investing in the shares.  You are urged to read this Prospectus in its entirety, including the information under “Risk Factors“, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

In this Prospectus, ‘‘Key Link,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Key Link Assets Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

The Company

We were incorporated on May 13, 2010 in the State of Delaware. We have no subsidiaries. The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings.

Our independent auditors have indicated, in their report on our December 31, 2014 and 2013 financial statements, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The going concern consideration is based on the Company’s absence of revenues to date. Our financial statements for the years ended December 31, 2014 and 2013 report no revenues and net losses of $37,047 and $32,670 respectively.

Our principal offices are located at 216 S. Jefferson Street, Suite LL1, Chicago, Illinois 60661. Our telephone number is (312) 397-9300, Extension 204.

The original purpose of the Company was to acquire a portfolio of heavily discounted real estate properties in the Chicago metropolitan area. The Company abandoned its original business plan because of the absence of a sufficient number of suitable properties available for purchase at prices which would allow the business plan to succeed considering the state of the real estate market, challenges related to decreased consumer confidence and the weakened economic conditions in general. The Company has changed its focus and now plans to acquire small and medium-sized grocery stores that have a dominant presence in non-urban markets not directly served by large national supermarket chains, wholesale clubs or supercenters.

As of the date of this Prospectus, the Company has not yet acquired any grocery stores or commenced operations. The Company's primary activities since incorporation have been organizational in nature and related to the Company’s formation and registration statement and development of its business plan. The Company has not generated any revenues from these activities.

The Company has no current plans, proposals or arrangements, written or otherwise, to acquire any grocery stores. The Company has not identified any potential acquisition targets.

The Terms of the Offering

The selling shareholders named in this Prospectus are offering all of the shares of common stock for their own account.

Securities Being Offered	Up to 570,000 shares of common stock.

Initial Offering Price

The selling shareholders will sell our shares at $0.10 per share until an active trading market develops for our common stock, at which time the shares may be sold at prevailing market prices or privately negotiated prices. This price was determined based on the price of shares of common stock sold to our shareholders in a private offering.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this Prospectus.

Termination of the Offering

The offering will conclude when all of the 570,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See ‘‘Risk Factors’’ beginning on page 3.

Common Stock Issued And Outstanding Before Offering	14,702,250 shares of our common stock

Common Stock Issued And Outstanding After Offering	14,702,250 shares of our common stock

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders

Summary Financial Information

Balance Sheet Data	Year ended December 31, 2014	Year ended December 31, 2013
Cash and Cash Equivalents	$15	$19
Total Current Assets	15	19
Current Liabilities	46,168	24,745
Total Stockholders’ Deficit	(108,272)	(71,225)

Statement of Operations
Revenue	-	-
Operating Expenses	(37,047)	(32,670)
Operating Loss	(37,047)	(32,670)
Net Loss	(37,047)	(32,670)

Statement of Operations	Three months ending June 30, 2015	Three months ending June 30, 2014	Six months ending June 30, 2015	Six months ending June 30, 2014
Revenue	$-	$-	$-	$-
Operating Expenses	(7,759)	(4,535)	(9,927)	(10,440)
Operating Loss	(7,759)	(4,535)	(9,927)	(10,440)
Net Loss	(7,759)	(4,535)	(9,927)	(10,440)

Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this Prospectus before deciding whether to invest in the Shares offered herein.  If any of these risks actually occur, our business and financial condition or results of operation may be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment. We make various statements in this section which constitute “forward-looking” statements.

Risks Relating to Our Company and Our Industry

Our auditors have issued a going concern opinion.

Our independent auditors have indicated in their report on our December 31, 2014 and 2013 financial statements and we have indicated in the Notes to our financial statements for June 30, 2015, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The going concern consideration is based on the Company’s absence of revenues to date. If we are unable to continue as a going concern, investors will likely lose all of their investment in the Company.

We are an early stage company with an unproven business strategy and may never be able to implement our business plan or achieve profitability.

We are at an early stage of development of our grocery store concept. Since we have yet to acquire any grocery stores or enter into any agreement to acquire any grocery stores, we have not yet begun to operate any stores and, accordingly, have not begun to generate revenues from the operations of our stores. A commitment of substantial resources to conduct time-consuming research will be required if we are to complete the development of our grocery stores. There can be no assurance that we will be able to implement our grocery store business plan at reasonable costs or successfully operate the grocery stores. We expect it will take several years to implement our business plan, if at all.

We have incurred losses since our incorporation and may never be profitable.

Since the Company was incorporated May 13, 2010, we have had no operations except organizational and planning activities and we have incurred operating losses. As we are still in the process of refining our business plan, we expect to incur additional losses in the foreseeable future, and such losses may be significant. To become profitable, we must be successful in raising capital to continue with our start-up activities and successfully convert the plan to actual operations.  It could be years before we receive any revenues from operations, if ever. Thus, we may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a long-term basis.

Because we have not yet commenced business operations, evaluating our business is difficult.

We were incorporated on May 13, 2010, and to date have been involved primarily in organizational and planning activities. We have not earned revenues as of the date of this Prospectus and have an accumulated deficit of $178,610 and negative working capital of $48,563 as of June 30, 2015.

Accordingly, you cannot evaluate our business or our future prospects due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities and development of our business plan. Potential investors should be aware of the difficulties normally encountered by development companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when in the future such operations will commence.

Furthermore, prior to completion of our developmental stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the implementation of our business plan, we will not be able to earn profits or continue operations.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

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be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

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be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

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be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

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be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

 We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Competition in the food retail industry is intense and our business may not be able to differentiate itself from the many competitors.

The Company will face strong competition for customers from the many different types of food retailers in the market, including traditional supermarkets - both regional and national chains, as well as independent operators, supercenters, membership warehouse clubs, discount stores, convenience stores and online food retailers. The Company must be able to differentiate itself from competitors based on a number of different factors that include: price, location, quality, assortment, and in-store marketing and promotional activities. Given that the food retailing industry is characterized by small gross margins, the nature and extent of competition our Company faces may adversely affect profitability.

Businesses in the food retail industry are often subject to legal proceedings, including regulatory actions and class actions.

As an enterprise operating in the food retail industry, the Company’s business will be subject to the risk of legal proceedings by various parties, including consumers, suppliers, and governmental agencies through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation is difficult to assess or quantify. Plaintiffs may seek recovery for large sums of money, and potential losses relating to such lawsuits may remain unknown for a significant length of time. The cost to defend litigation may be significant, and litigation may result in adverse publicity for the Company. As a result, such lawsuits may negatively affect the Company’s financial condition.

Weather or natural disasters may affect our stores or the supply chain, causing a disruption or delay in the supply of products or a reduction in the availability of goods.

Severe weather conditions such as drought, floods, hurricanes, earthquakes or tornadoes in areas in which the Company operates or from which the Company may obtain products, may cause physical damage to the Company’s property and disruptions in the supply, transport and delivery of products to the Company’s stores. Such natural disasters may also result in a reduction in the availability of products the Company will be able to offer for sale. In addition, adverse climate conditions and weather patterns that impact growing conditions may negatively affect food crop yield and quality, thus, adversely affecting the availability or cost of certain products within the grocery supply chain. These factors may negatively affect the Company’s business and financial condition.

We face issues of food safety, quality and health concerns.

We could be adversely affected if consumers lose confidence in the safety and quality of certain food products. Adverse publicity about these types of concerns, whether valid or not, may discourage consumers from buying our products or cause production and delivery disruptions. The real or perceived sale of contaminated food products by us could result in product liability claims, a loss of consumer confidence and product recalls, which could have a material adverse effect on our sales and operations.

Food safety and food-borne illness concerns may have an adverse effect on our business.

Food-borne illnesses, such as E. coli, hepatitis A, trichinosis or salmonella, and other food safety issues have occurred in the past and could occur in the future. Any report or publicity linking us or one of our stores to instances of food-borne illness or other food safety issues, including food tampering or contamination, could adversely affect our reputation as well as our revenues and profits. In the future, if a customer of one of our stores becomes ill from food-borne illnesses, we may temporarily close that location or discontinue the offering of prepared foods, which would decrease our revenues. In addition, instances of food-borne illness, food-tampering or food contamination solely involving our suppliers or distributors or solely at stores of competitors could adversely affect our sales as a result of negative publicity about the foodservice industry generally. Such instances of food-borne illness, food-tampering and food contamination may not be within our control. The occurrence of food-borne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower margins for us.

We may not attain our target development goals, and aggressive development could cannibalize existing sales.

Our growth strategy depends in large part on our ability to increase the number of our grocery stores. The successful development of new stores will depend in large part on our ability to open new locations and to operate these stores on a profitable basis. We cannot guarantee that we will be able to acquire any grocery stores or achieve our expansion goals or that any stores will be operated profitably. In the future, other risks which could impact our ability to increase our net grocery store count include prevailing economic conditions and our ability to obtain suitable store locations, negotiate acceptable lease or purchase terms for the locations, obtain required permits and approvals in a timely manner, hire and train qualified personnel and meet construction schedules.

Expansion into target markets could also be affected by our ability to obtain financing to acquire and open new stores. If it becomes more difficult or expensive to obtain financing to develop new stores, our planned growth could slow and our future revenue and operating cash flows could be adversely impacted.

In addition, the new stores could impact the sales of our existing stores nearby, if any. There can be no assurance sales cannibalization will not occur or become more significant in the future as we increase our presence in existing markets.

Our ability to operate effectively could be impaired by the risks and costs associated with efforts to grow our business through acquisitions.

Currently, we do not own any grocery stores, and there is no guarantee that we will acquire any grocery stores. We intend to implement our business plan by acquiring grocery stores in the future.

Efforts to implement our business plan will include acquisitions of grocery stores. The successful integration of newly acquired locations will be dependent on our ability to identify suitable candidates for acquisition, effect acquisitions at acceptable rates of return, obtain adequate financing, and negotiate acceptable terms and conditions. Our success will also depend in large part on our ability to successfully integrate such operations and personnel in a timely and efficient manner while retaining the customer base of the acquired operations. If we cannot identify suitable acquisition candidates, successfully integrate these operations and retain the customer base, we may experience material adverse consequences to our results of operations and financial condition.  After the acquisition of grocery stores, the integration of separately managed businesses operating in different markets will involve a number of risks, including the following:

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demands on management related to the significant increase in our size after the acquisition of operations;

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difficulties in the assimilation of different corporate cultures and business practices, such as those involving vendor promotions, and of geographically dispersed personnel and operations;

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difficulties in the integration of departments, information technology systems, operating methods,  technologies, books, records, and procedures, as well as in maintaining uniform standards and controls, including internal accounting controls, procedures and policies; and

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expenses of any undisclosed liabilities, such as those involving environmental or legal matters.

Successful integration of newly acquired operations will depend on our ability to manage those operations, fully assimilate the operations into our business, realize opportunities for revenue growth presented by strengthened product offerings and expanded geographic market coverage, maintain the customer base and eliminate redundant and excess costs.  We may not realize the anticipated benefits or savings from these new operations in the time frame anticipated, if at all, or such benefits and savings may include higher costs than anticipated.

Changes in commodity and other operating costs could adversely affect our results of operations.

Any increase in certain commodity prices, such as food, supply and energy costs, could adversely affect our operating results. Because we plan to provide competitively priced food in our stores, our ability to pass along commodity price increases to our customers is limited. Significant increases in gasoline prices could also result in a decrease of customer traffic at our stores or the imposition of fuel surcharges by our distributors, each of which could adversely affect our profit margins. Our operating expenses will also include employee wages and benefits and insurance costs (including workers' compensation, general liability, property and health) which may increase over time. Any such increase could adversely affect our profit margins.

Our operations are dependent upon sufficient energy and fuel.

Our operations will be dependent upon the availability of a significant amount of energy and fuel to manufacture, store and transport products. Energy and fuel costs have experienced volatility over time. Such volatility and the impact to our operations and financial results are difficult to predict with certainty.

Our success depends substantially on the value and perception of our brands.

Once we acquire grocery stores, our success will be dependent in large part upon our ability to maintain and enhance the value of our brands and our customers' connection to our brands. Brand value is based in part on consumer perceptions on a variety of subjective qualities, and even isolated business incidents can erode brand value and consumer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, our brands could be damaged by claims or perceptions about the quality of our products regardless of whether such claims or perceptions are accurate. In the future, consumer demand for our products and our brand value could diminish significantly if any such incidents or other matters erode consumer confidence in us or our products, which would likely result in lower sales and, ultimately, profits.

Unfavorable changes in government regulation would negatively affect our operating results.

Our stores will be subject to various federal, state, local and foreign laws, regulations and administrative practices that affect our business. We must comply with numerous provisions regulating health and sanitation standards, food labeling, energy, equal employment opportunity, minimum wages and licensing for the sale of food, drugs and alcoholic beverages. We cannot predict either the nature of future laws, regulations, interpretations or applications, or the effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state, local and foreign regulatory schemes would have on our future business. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not able to be reformulated, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling and/or scientific substantiation. Any or all of such requirements could have an adverse effect on our results of operations and financial condition.

We will face significant competition for customers and employees and competitive pressure to adapt to changes in conditions driving customer traffic. Our inability to compete effectively may affect our traffic, sales and profit margins, which could adversely affect our business, financial condition and results of operations.

The retail grocery industry is intensely competitive with a substantial number of operators that will compete directly and indirectly with us in respect to price, service, location and food quality, and there are other well-established competitors with significant financial and other resources. There is also active competition for management personnel. Consumer tastes, nutritional and dietary trends, traffic patterns and the type, number and location of competing stores often affect the retail grocery business, and our competitors may react more efficiently and effectively to those conditions. If we are unable to compete effectively in the future, our traffic, sales and margins could decline and our business, financial condition and results of operations would be adversely affected.

If our anticipated advertising and marketing programs are unsuccessful in driving increased customer traffic or are ineffective in comparison to those of our competitors, our results of operations could be adversely affected.

Once we acquire stores, we intend to conduct ongoing promotion-based brand awareness advertising campaigns and customer loyalty programs. If these programs are not successful or conflict with evolving customer preferences, we may not increase or maintain our customer traffic and will incur expenses without the benefit of higher revenues. In addition, if our competitors increase their spending on marketing and advertising programs, or develop more effective campaigns, this could have a negative effect on our brand relevance, customer traffic and results of operations.

The supermarket industry is affected by consumer preferences and perceptions. Changes in these preferences and perceptions may lessen the demand for our products, which would reduce sales and harm our business.

Supermarkets are affected by changes in consumer tastes and demographic trends. For instance, if prevailing health or dietary preferences cause consumers to avoid products we will offer in favor of foods that are perceived as more healthy, our business and operating results would be harmed.

We anticipate that we will have a limited number of suppliers for our major products and rely on only a few distribution companies. If our suppliers or distributors are unable to fulfill their obligations under their contracts or we are unable to develop or maintain relationships with these or new suppliers or distributors, if needed, we could encounter supply shortages and incur higher costs.

We will probably have a limited number of suppliers for our products. In addition, we may use only a small number of distribution companies. If our suppliers or distributors are unable to fulfill their obligations under their contracts, we could encounter supply shortages and incur higher costs. In addition, if we are unable to maintain competitive purchasing terms or ensure service availability with our suppliers and distributors, we may lose customers and experience an increase in costs in seeking alternative supplier services. The failure to develop and maintain supplier and distributor relationships and any resulting disruptions to the provision of food and other supplies to our store locations could adversely affect our operating results.

Shortages or interruptions in the supply or delivery of fresh food products could adversely affect our operating results.

We will be dependent on frequent deliveries of fresh food products that meet our specifications. Shortages or interruptions in the supply of fresh food products caused by unanticipated demand, problems in production or distribution, inclement weather or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect our operating results.

Changes in governmental regulations may adversely affect our business operations.

We will be subject to numerous laws and regulations. These laws change regularly and are increasingly complex. For example, we will be subject to:

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The Americans with Disabilities Act in the U.S. and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas.

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The U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, family leave mandates and a variety of similar state laws that govern these and other employment law matters.

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Anti-bribery and corruption laws such as the Foreign Corrupt Practices Act and similar laws.

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New or changing laws and regulations relating to nutritional content, nutritional labeling, product safety and menu labeling.

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New or changing laws relating to state and local licensing.

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New or changing laws and regulations relating to health, sanitation, food, workplace safety and fire safety and prevention.

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New or changing laws and regulations relating to union organizing rights and activities.

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New or changing laws relating to information security, privacy, cashless payments and consumer credit, protection and fraud.

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New or changing environmental regulations.

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New or changing federal and state immigration laws and regulations in the U.S.

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federal, state and local registration and regulation of pharmacies; applicable Medicare and Medicaid regulations; the Health Insurance Portability and Accountability Act, or HIPAA; the ACA; health and safety matters, including those governing exposure to, and the management and disposal of, hazardous substances; the Drug Enforcement Administration and federal and state laws governing the practice of the profession of pharmacy (to the extent our grocery stores offer pharmaceutical services).

New laws or changes in law could result in increased taxes, and compliance with new or existing laws and regulations could impact our operations. In addition, the compliance costs associated with these laws and regulations could be substantial, and any failure or alleged failure to comply with these laws or regulations could increase our exposure to litigation and governmental investigations or proceedings, which could increase our expenses and adversely affect our reputation and financial condition. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability.

Changes in accounting standards may adversely affect the Company’s financial position

Accounting principles generally accepted in the United States of America (“accounting standards”) and interpretations by various governing bodies, including the SEC, for many aspects of the Company’s business, such as accounting for insurance and self-insurance, inventories, goodwill and intangible assets, store closures, leases, income taxes and stock-based compensation, are complex and involve subjective judgments. Changes in these rules or their interpretation may significantly change or add volatility to the Company’s reported earnings without a comparable underlying change in cash flow from operations. As a result, changes in accounting standards may materially impact the Company’s financial condition and results of operations.

Weak economic conditions will negatively affect the Company’s financial condition.

All of the Company’s store locations will be located in the United States making its results highly dependent on U.S. consumer confidence and spending habits. The U.S. economy has experienced economic volatility in recent years due to uncertainties related to higher unemployment rates, energy costs, a decline in the housing market, and limited availability of credit, all of which have contributed to suppressed consumer confidence. Consumer spending has declined as consumers trade down to a less expensive mix of products and seek out discounters for grocery items. In addition, inflation continues to be unpredictable; food deflation could reduce sales growth and earnings, while food inflation, combined with reduced consumer spending, could reduce gross profit margins. In the future, if these consumer spending patterns continue or worsen, along with an ongoing soft economy, the Company’s financial condition and results of operations may be adversely affected.

Failure to protect the integrity and security of individually identifiable data of our customers and employees could expose us to litigation and damage our reputation.

We will receive and maintain certain personal information about our customers and employees. The use of this information by us will be regulated by applicable law, as well as by certain third-party contracts. If our security and information systems are compromised or our business associates fail to comply with these laws and regulations and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation, as well as our grocery store operations and results of operations and financial condition. Additionally, we could be subject to litigation or the imposition of penalties. As privacy and information security laws and regulations change, we may incur additional costs to ensure we remain in compliance.

Our success will depend in part upon the efficient operation of our information technology systems.

The efficient operation of our businesses will be dependent on computer hardware and software systems. Information systems are vulnerable to security breach by computer hackers and cyber terrorists. We will rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems However, these measures and technology may not adequately prevent security breaches. In addition, the unavailability of the information systems or failure of these systems to perform as anticipated for any reason could disrupt the Company’s business and could result in decreased performance and increased overhead costs, causing the Company’s business and results of operations to suffer.

Additionally, the Company’s businesses will involve the receipt and storage of personal information about the Company’s customers. Data theft, information espionage or other criminal activity directed at the grocery or drug store industry, the transportation industry, or computer or communications systems may adversely affect the Company’s businesses by causing the Company to implement costly security measures in recognition of actual or potential threats, by requiring the Company to expend significant time and resources developing, maintaining or upgrading technology systems and by causing the Company to incur significant costs to reimburse third parties for damages. If the Company experiences a data security breach, it could be exposed to governmental enforcement actions and private litigation. The Company may also lose credibility with its customers, resulting in lost future sales.

Our profit margins will be narrow.

Profit margins in the grocery retail industry are narrow. In order to increase or maintain our profit margins, we will develop strategies to increase revenues, reduce costs and increase gross margins, such as new marketing programs, new advertising campaigns, productivity improvements, shrink reduction, distribution center efficiencies, energy efficiency programs and other similar strategies. Our failure to achieve forecasted cost reductions, revenue growth or gross margin improvement across the Company might have a material adverse effect on our business. Changes in our product mix also may negatively affect certain financial measures.

Failure to open and remodel stores will negatively affect our profit levels

Failure to open and remodel stores as planned could have a material adverse effect on our results. If, as a result of labor relations issues, supply issues or environmental and real estate delays, or other reasons, these capital projects do not stay within the time and financial budgets we have forecasted, our future financial performance could be materially adversely affected. Furthermore, we cannot ensure that the new or remodeled stores will achieve anticipated same-store sales or profit levels.

We depend on our executive officers and the loss of these individuals could adversely affect our business.

Our Company is dependent on Shawn P. Clark, our President, Chief Executive Officer and Director, and Tysen J. Kamin, our Vice President, Chief Operating Officer and Director.  The loss of either Mr. Clark’s or Mr. Kamin’s services would significantly and adversely affect our business. We have no life insurance on the lives of either Mr. Clark or Mr. Kamin.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Shawn P. Clark, spends approximately 20% of his business time providing his services to us, and our vice-president, Tysen J. Kamin, spends approximately 20% of his business time providing his services to us. While Mr. Clark and Mr. Kamin presently possess adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

We will need to raise additional capital in the future to fund our operations, which financing may not be available to us on favorable terms or at all.

We will need to raise significant additional capital in the future to fund startup operations and expansion. We may desire to seek additional financing at times when we believe the terms are favorable and advantageous to our growth strategy. We would endeavor to raise funds through various financing sources, including the sale of our equity and/or debt securities, the procurement of commercial debt financing or private loans. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to expand or continue our business as desired and operating results may be adversely affected. The unavailability of funds may require the Company to curtail or terminate its operations. Any debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the following results can occur:

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the percentage ownership of our existing stockholders will be reduced;

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our stockholders may experience additional dilution in net book value per share; and/or

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the new equity securities may have rights, preferences or privileges senior to those of the holders of our common stock.

The terms of securities we issue in the future could also impose restrictions on our operations. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products and services or otherwise respond to competitive pressures would be significantly limited.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Upon becoming subject to the reporting requirements of the Exchange Act, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements, if applicable. We estimate that these costs will range up to $20,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

Risks Associated with Our Common Stock

The offering price of the Shares was determined based upon the price sold in our offering and should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Although our common stock has been accepted for quotation on the OTCBB under the trading symbol KYLK, an active trading market has not developed. Therefore, the offering price for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until such time as an active trading market for our common stock has developed, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or potential earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

We may, in the future, issue additional common shares, which would reduce investors' percentage ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value, of which 14,702,250 shares are issued and outstanding and 25,000,000 shares of preferred stock, $0.0001 par value, of which zero shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should be aware that as of the date of the offering five (5) stockholders own an aggregate of 96% of the Company’s issued and outstanding common stock.

The Company may be subject to rights of preferred stockholders.

The Company has authorized 25,000,000 shares of blank check preferred stock none of which is currently outstanding. Upon issuance of any preferred stock in the future, the rights attached to the preferred shares could affect the Company’s ability to operate, which could force the Company to seek other financing.  Such financing may not be available on commercially reasonable terms or at all and could cause substantial dilution to existing stockholders.

Currently, there is no active public market for our securities, and we cannot assure you that any public market will ever develop.

Currently, no active trading market has developed for our stock and an active public market may never materialize. Even if we are successful in developing an active public market, there may not be enough liquidity in such market to enable shareholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our common stock price may fluctuate substantially, and a shareholder's investment could decline in value.

The market price of our common stock may fluctuate substantially due to many factors, including:

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actual or anticipated fluctuations in our results of operations;

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announcements of significant acquisitions or other agreements by us or by our competitors;

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our sale of common stock or other securities in the future;

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trading volume of our common stock;

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conditions and trends in the retail grocery industry;

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changes in the estimation of the future size and growth of our markets; and

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general economic conditions, including, without limitation, changes in the cost of fuel.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to companies' operating performance. Broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, shareholder derivative lawsuits and/or securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management's attention and resources.

Our common stock may be subject to “penny stock” rules which may be detrimental to investors.

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

There are significant consequences to the ownership of securities of a shell company.

We are defined as a shell company because we have no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As a result of the Company’s shell company status, we are ineligible to file a registration of securities using Form S-8. Also, Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

Five (5) shareholders own an aggregate of 96% of our outstanding common stock, which significantly limits other shareholders’ ability to influence the outcome of any shareholder vote.

Five of our shareholders beneficially own an aggregate of approximately 96% of our outstanding common stock as of the date of this Prospectus. Under our Certificate of Incorporation and the laws of the State of Delaware, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder actions. Accordingly, such majority shareholders will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and a change in control. The interests of our majority shareholders may differ from the interests of our other shareholders and thus result in corporate decisions that are disadvantageous to our other shareholders.

We have never paid a dividend on our common stock and we do not anticipate paying any in the foreseeable future.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully acquire grocery stores and generate revenue from operations. Notwithstanding, we will likely elect to retain earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent US legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Industry Overview

Our business plan is to acquire small and medium grocery stores in non-urban locales that are not directly served by large national supermarket chains.

The U.S. retail grocery market includes a variety of distribution channels, from small grocery shops and convenience stores to supermarkets, specialty and natural food stores, warehouse stores and supercenters. According to Willard Bishop's June 2014 publication, The Future of Food Retailing, the U.S. retail market for groceries and consumables was approximately $1.1135 trillion in 2013. We intend to operate in the traditional supermarket channel, which accounted for nearly 46% of the retail grocery market in 2013. Total grocery sales were over $522.8 billion in 2013.

In The Future of Food Retailing, traditional supermarkets are defined as those offering a full line of groceries, meat and produce, with at least $2 million in annual sales, and no more than 15% of sales in general merchandise or health and beauty care. According to Willard Bishop's June 2014 publication, The Future of Food Retailing, the average traditional supermarket in the U.S. is approximately 53,500 square feet in size, carries 45,000 stock-keeping units (“SKUs”) and generates over $15 million in revenue each year. They typically carry anywhere from 15,000 to 60,000 SKUs, and may have a deli, bakery or pharmacy. In 2013, according to The Future of Food Retailing, there were 26,140 traditional supermarkets in the U.S. Traditional supermarkets have struggled to recover from the recession and continue to lose market share as consumers search for lower prices in the interest of reducing spending, or shift shopping trips to limited-assortment stores (which offer a limited number of SKUs), supercenters, and wholesale clubs. It is projected in The Future of Food Retailing that traditional supermarket sales will contract at an annual rate of 1.6% through 2017, and market share will have dropped to 44.8% in 2018, from 46.0% in 2013. According to The Future of Food Retailing, average weekly sales in 2013 for a traditional supermarket was $324,171.

The U.S. grocery industry, which is not immune to general economic downturns, has historically been characterized by low profit margins. The U.S. grocery industry is also susceptible to food inflation. It is predicted in The Future of Food Retailing that food inflation will average 3.0% over the next five years and that traditional supermarkets will not keep pace.

Some of the current trends in the grocery industry include:

Emphasis on Value - According to the Food Marketing Institute’s report Grocery Shopper Trends 2012, consumers reported that what matters most to them when choosing a primary store, aside from convenience, are lower prices in general and lower prices on specific items. With the economic downturn, consumers appear to be are adopting value-seeking habits.

Increasing Focus on the Customer Shopping Experience- Supermarkets are focused on enhancing the consumer's shopping experience as a point of differentiation and being more responsive to consumer preferences through their consumer interactions and product offerings.

Growing Importance of Prepared Foods - Prepared meal solutions have become an increasingly important offering by food retailers as consumers have reduced their spending on meals away from home in response to recent economic pressures.

Increasing Private Label Offerings - Consumers have continued to turn to private label products as part of their focus on value. Supermarkets are increasingly developing and promoting private label brands to distinguish themselves from their competitors and promote customer loyalty, as well as to enhance margins.

Focus on Perishables - A growing consumer focus on healthy eating has prompted food retailers to provide an enhanced offering of fresh foods and natural and organic products. Increased demand for perishables has led to additional supply, improving the distribution and selection of these products.

Emphasis on Convenience - Over the last decade, convenience of store location and format has emerged as one of the central drivers of consumer shopping decisions. Contributing to this effect, high fuel prices have encouraged consumers to seek shopping locations in close proximity to their homes over long trips to more remote retailers. Other industry trends, such as increasing demand for prepared and perishable foods, reward convenient store locations with high frequency shopping patterns.

Increased use of Technology- Consumers are increasingly using technology as part of their shopping experience. According to Nina Meijers in the December 18, 2014 edition of Food-Tech Connect, the development of new online platforms and applications, many of them mobile, have resulted in the introduction of many same-day delivery services for groceries.

Increasing Online Grocery Sales - Online grocery sales continue to grow. According to Sarah Halzack in the January 20, 2015 edition of The Washington Post, online grocery sales grew at an annual rate of 14.1 percent over the last five years and they are expected to grow at a rate of 9.6 percent between 2014 and 2018. While online sales totaled an estimated $10.9 billion in 2014, they still only represented 1.9% of total grocery sales. By 2018, that percentage is expected to grow to 2.9%. For online stores, about 30% of their sales come from “non-food items” compared to the 14% generated by the “brick-and mortar” stores.

Focus on multicultural offerings -  An increasingly culturally diverse customer population, coupled with a need to differentiate their product offerings from those of their competitors, has motivated some grocery stores to offer a wider variety of products. According to Zach Baliva in the January/February 2015 issue of the Hispanic Executive, experts predict the Hispanic food and beverage market to grow from $8 billion to $11 billion in the next two years alone, and salsa has topped ketchup as the nation’s number one condiment.

Forward Looking Statements

This Prospectus contains certain forward-looking statements. The Company will also provide forward-looking statements in other materials which are released to the public, as well as oral forward-looking statements. Forward-looking statements contain information about our future operating or financial performance. Forward-looking statements are based on our current expectations and involve risks and uncertainties, which may be beyond our control, as well as assumptions. If assumptions prove to be incorrect or if known or unknown risks and uncertainties materialize into actual events or circumstances, actual results could differ materially from those included in or contemplated or implied by these statements. Forward-looking statements do not strictly relate to historic or current facts. Forward-looking statements are indicated by words or phrases such as “will,” “plans,” “future,” “continuing,” “ongoing,” “expects,” “estimates,” “anticipates,” “believes,” “guidance” and similar words or phrases and the negative of such words or phrases.

This Prospectus includes forward-looking statements relating to, among other things: changes to the total closed store reserve; uses of cash; ability to borrow under commercial paper program and/or bank credit facilities; sufficiency of liquidity; repayment of borrowings and debt reduction; interest expense; indemnification obligations; dividend payments on common stock; cash capital expenditures; outcomes of legal proceedings; the effect of new accounting standards; compliance with laws and regulations; pension plan expense and contributions; obligations and contributions under benefit plans; the rate of return on pension assets; amounts to be recognized as a component of net periodic benefit cost; results of shrink programs; unrecognized tax benefits; amount of indebtedness; unrecognized compensation cost; repurchases of common stock. The following are among the principal factors that could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements:

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 General business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets;

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Sales volume levels and price per item trends;

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Pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors;

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Results of our programs to control or reduce costs, improve buying practices and control shrink;

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Results of our programs to increase sales;

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Results of our continuing efforts to expand corporate brands;

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Results of our programs to improve our perishables departments;

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Results of our promotional programs;

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Results of our capital program;

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Results of our efforts to improve working capital;

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Results of any ongoing litigation in which we are involved or any litigation in which we may become involved;

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The resolution of uncertain tax positions;

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The ability to achieve satisfactory operating results in all geographic areas where we operate;

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Changes in the financial performance of our equity investments;

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Labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future;

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Failure to fully realize or delay in realizing growth prospects for existing or new business ventures,

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Legislative, regulatory, tax, accounting or judicial developments,

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The cost and stability of fuel, energy and other power sources;

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The impact of the cost of fuel on gross margin and identical-store sales;

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Loss of a key member of senior management;

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Discount rates used in actuarial calculations for pension obligations and self-insurance reserves;

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The rate of return on our pension assets;

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The availability and terms of financing, including interest rates;

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Adverse developments with regard to food and drug safety and quality issues or concerns that may arise;

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Data security or other information technology issues that may arise;

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Unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments;

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Adverse weather conditions and effects from natural disasters;

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Performance in new business ventures or other opportunities that we pursue; and

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The capital investment in and financial results from our stores.

All forward-looking statements speak only as of the date of this Prospectus. Except as required by law, we assume no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown.

This Prospectus includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources which we believe to be reliable and our internal data and estimates. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions. Upon request, the Company will provide copies of such sources cited herein at a nominal cost.

Description of Business

The Company

We were incorporated on May 13, 2010 in the State of Delaware. We have no subsidiaries.  The Company has not been the subject of any bankruptcy, receivership or similar proceedings or any reclassification, merger or consolidation proceedings.

Our independent auditors have indicated, in their report on our December 31, 2014 and 2013 financial statements, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The going concern consideration is based on the Company’s absence of revenues to date.

Our principal offices are located at 216 S. Jefferson Street, Suite LL1, Chicago, Illinois 60661. Our telephone number is (312) 397-9300, Extension 204.

The original purpose of the Company was to acquire a portfolio of heavily discounted real estate properties in the Chicago metropolitan area. The Company abandoned its original business plan because of the absence of a sufficient number of suitable properties available for purchase at prices which would allow the business plan to succeed considering the state of the real estate market, challenges related to decreased consumer confidence and the weakened economic conditions in general. The Company has changed its focus and now plans to acquire small and medium-sized grocery stores that have a dominant presence in non-urban markets not directly served by large national supermarket chains, wholesale clubs or supercenters.

The Company is a development stage company and is subject to the risks associated with development stage companies. As of the date of this Prospectus, the Company has not yet acquired any grocery stores or commenced operations. The Company's primary activities since incorporation have been organizational in nature and related to the Company’s formation and registration statement and development of its business plan. The Company has not generated any revenues from these activities and, accordingly, it is in the development stage.

The Company has no current plans, proposals or arrangements, written or otherwise, to acquire any grocery stores. The Company has not identified any potential acquisition targets.

Business Strategy

The Company plans to acquire small and medium-sized grocery stores that are the dominant presence in their non-urban markets. By acquiring stores that are situated in less competitive locales that are not directly served by large national supermarket chains, wholesale clubs and supercenters, the Company anticipates that it will be able to achieve financial returns that meet or exceed industry norms because stores in less competitive locales will be under less pressure to heavily discount their prices.

The implementation of our business plan is subject to obtaining funding to hire personnel and begin acquiring grocery stores. We may obtain funding through a public or private offering of securities, commercial financing, loans from officers or directors or a combination of these means. We have not yet made plans to conduct a securities offering, obtain commercial financing or a private loan. We will not be able to begin implementing our business plan until we have secured financing to begin operations. Funds necessary to implement our business operations may not be available in amounts necessary or at all. As acquisitions occur, we anticipate that we will be able to fund expansion with the revenue generated from operations. In the meantime, if we are unable to secure sufficient funding to initiate our business plan, we will postpone the implementation of our business plan as currently developed or reduce or curtail operations until sufficient funding becomes available.

The Company plans to acquire grocery stores that are approximately 15,000 to 20,000 square feet in size and generating $5 to $8 million in revenue each year. Ideally, the acquisitions will be clustered regionally, which will allow the Company to centralize certain operational functions, including purchasing and marketing. The centralization of these functions should provide the consolidated stores with the critical mass and leverage to demand enhanced service and financial concessions from its distributors and marketing vendors. The representative store will have had a long-standing presence in its community and a history of stable financial performance. Many of these stores will have been family owned and operated. The Company expects to acquire most of its grocery stores from owners looking for a financial exit strategy. The Company believes that there is not a robust market for the sale of such properties and that the lack of bids for such properties will allow it to acquire such grocery stores for little more than the value of their equipment and inventory. Ideally, the Company will acquire grocery stores from owners who will continue to manage the stores as employees of the Company. If the former owners elect not to manage the stores on behalf of the Company, the Company will either promote qualified new managers from the pool of existing employees of the grocery store or hire experienced managers from outside the Company

The Company will seek to drive additional customer traffic to its acquired grocery stores and expand their operating margins through the introduction of new products and services to those stores that lack them, including:

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Pharmaceutical services

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Floral departments

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Gasoline and other automotive products

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Prepared foods

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Lottery service, where appropriate

•

Alcoholic beverages (beer, wine and spirits), where appropriate

The Company’s ability to add pharmacies and floral departments will be dependent upon its ability to hire qualified personnel and comply with applicable laws and regulations. Local regulations may restrict its ability to sell gasoline and other automotive products.

Proposed Products to be Sold at Grocery Stores

The Company’s stores will sell non-perishable, perishable and non-food products. Most of the products are expected to be nationally and regionally advertised brands. Perishable product sales also typically generate higher gross margins than non-perishable products. The products will likely include the following categories:

•

Grocery, frozen and dairy

•

Produce

•

Meat and seafood

•

Bakery

•

Deli, cheese and prepared foods

•

Floral

•

Beer, wine and spirits

•

Health and beauty care

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our budget for the upcoming twelve months is based on implementing operations at a conservative level, which will be funded by revenue generated from operations (after acquisitions occur) or, in the meantime, public or private offering of securities, commercial financing, loans from officers or directors or a combination of these means. We have not yet made plans to conduct a securities offering or obtain commercial financing. Since the effective date of our original registration statement, one of our major shareholders has loaned money to the Company to cover the costs incurred by the Company to maintain compliance with its SEC reporting requirements. Funds necessary to achieve our proposed milestones and implement our business operations may not be available in amounts necessary or at all. We will not be able to begin implementing our business plan until we have secured financing to begin operations. The unavailability of additional financing could prevent or delay implementation of the Company’s business plan and may require the Company to curtail or terminate its operations. If we begin to generate profits, we will increase our marketing and sales activity accordingly. The costs associated with operation of the Company as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. Subject to securing financing to commence operations, we plan to complete our milestones as follows:

0 to 3 Months

The Company plans to recruit an experienced Chief Operating Officer with expertise in the acquisition and management of grocery stores. We expect to offer a base salary of $50,000 and incentive compensation (a combination of stock options and cash bonuses) tied to the overall profitability of the Company. The precise details of the incentive compensation and the targeted profitability that would trigger the payment of the incentive compensation have not yet been determined.

The Company will initially focus its acquisition efforts on acquiring stores in the Chicago metropolitan area. The Company expects to acquire most of its grocery stores from owners looking for a financial exit strategy. The Company believes that there is not a robust market for the sale of such properties and that the absence of competing bids will allow it to acquire grocery stores for little more than the value of their equipment and inventory. The Company will not open new grocery stores.

The Company anticipates that its acquisitions will be made with a combination of deferred payment, notes payable to the former owner(s) and equity. None of the Company’s initial acquisitions will be made with cash. At this time it is impossible to predict with any degree of certainty the costs of any such acquisitions. Such acquisition costs will be dependent upon many factors which are currently unknown including, without limitation, the size of the store to be acquired, its historical financial results and whether the store is a stand-alone store or part of a grocery store chain.

Ideally, the Company will acquire grocery stores from owners who will continue to manage the store as employees of the Company. If the former owners elect not to manage the stores on behalf of the Company, the Company will either promote qualified new managers from the existing employees of the store or hire experienced managers from outside the Company.

The officers and directors of the Company have agreed to defer any compensation until the Company is cash flow positive.

The anticipated expenditures for the first three months of operation include the purchase of a computer, a printer and accounting software; compensation for a Chief Operating Officer; legal fees; part-time administrative personnel; and  expenses incurred in the search for and investigation of potential acquisition opportunities.

4 to 6 Months

Pending availability of funds, the Company expects to complete its initial acquisition of an operating grocery store during this period, at which time it is expected to begin to generate revenue. The Company expects to finance the acquisition with a combination of deferred compensation, notes payable to the former owner(s) and equity. The Company will not pay cash for any of the acquisitions that it makes during the early stages of operation.

The Company will begin to assemble a network of grocery industry consultants to search for potential acquisitions. The compensation of the consultants will be directly tied to their ability to identify and close desirable acquisitions and the post-acquisition performance of those acquisitions.

The anticipated expenditures for this three-month period include: accounting and legal expenses associated with the Company’s compliance with SEC reporting requirements; salary for a Chief Operating Officer; legal fees;  part-time administrative personnel; marketing activities, and expenses incurred in the search for and investigation of potential acquisition opportunities.

7 to 9 Months

The Company expects to make a second acquisition during this period.  The anticipated expenditures for this three-month period include accounting and legal expenses associated with the Company’s compliance with SEC reporting requirements; salary for a Chief Operating Officer, legal fees; full-time administrative personnel; marketing activities; and expenses incurred in the search for and investigation of potential acquisition opportunities.

10 to 12 Months

The Company expects to make a third acquisition during this period. The anticipated expenditures for this three-month period include accounting and legal expenses associated with the Company’s compliance with SEC reporting requirements; salary for a Chief Operating Officer; legal fees; full-time administrative personnel; full-time Purchasing Manager; marketing activities; and expenses incurred in the search for and investigation of potential acquisition opportunities.

Any line item amounts not expended completely will be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

All milestones are subject to securing financing to commence operations. The Company will undertake to achieve subsequent milestones only to the extent that sufficient funding is available. The Company does not have any commitments or arrangements to obtain any such funds, and there can be no assurance that required financing will be available to the Company on acceptable terms, if at all. The unavailability of additional financing could prevent or delay the implementation of the Company’s business plan and may require the Company to curtail or terminate its operations. If at any time during the first year of operations, the Company has not generated sufficient revenue or funds are otherwise unavailable to continue its business plan, it will temporarily defer equipment, personnel, marketing and development expenses until sufficient funds become available and in the meantime will expend only those funds as available and as required to maintain the existence of the Company. Such deferrals will delay implementation of the Company’s business plan to the extent they are required.

The Company has no current plans, proposals or arrangements, written or otherwise, to acquire any grocery stores. The Company has not identified any potential acquisition targets.

Pricing

By acquiring stores that are situated in less competitive locales that are not directly served by large national supermarket chains, wholesale clubs and supercenters, the Company anticipates that it will be under less pressure to heavily discount its prices.

Compliance with Governmental Regulation

The Company’s operations will be subject to regulation by a variety of governmental agencies, including the U.S. Food and Drug Administration, local departments governing alcoholic beverage sales, and state and local health departments. The Company will work to ensure that its operations comply in all material respects with federal, state and local health, environmental and other laws and regulations. To the extent that pharmaceutical services are included in any grocery stores we acquire, our business will be subject to additional federal, state and local government laws and regulations application to the registration and regulation of pharmacies; applicable Medicare and Medicaid regulations; the Health Insurance Portability and Accountability Act, or HIPAA; the Patient Protection and Affordable Care Act (the ACA); regulations of the U.S. Food and Drug Administration, the U.S. Federal Trade Commission, the Drug Enforcement Administration, and the Consumer Product Safety Commission.

Competition

Food retailing is a large, intensely competitive industry. Our future competition will include but not be limited to local, regional and national conventional and specialty supermarkets, warehouse membership clubs, online retailers, smaller specialty stores, farmers’ markets and restaurants, each of which will compete with us on the basis of convenience, store ambiance and experience, product selection, quality, customer service, price or a combination of these factors.

Advertising and Marketing

According to the Food Marketing Institute, the average grocery store spends approximately 1.5% of its total revenue on advertising and marketing. By acquiring stores in locales that are not subject to intense competition, the Company believes that its advertising and marketing expense will be substantially below the industry average. All of the Company’s marketing dollars will be spent locally once it has acquired grocery stores and commenced operations. The Company’s marketing strategy will feature a convenient shopping experience to customers with a focus on service and fresh perishables. The advertising will occasionally be focused primarily on the promotion of events rather than prices; for example, the individual stores may emphasize special holiday selections, new products, specialty items, services and recipes. The Company will use aggressive marketing programs to continuously cement its image as the local store providing a broad spectrum of national brands, private labels, local and non-food items at fair and competitive prices.

The Company will primarily rely on print circulars as its advertising strategy. The Company will place advertisements in local newspapers and run radio and television commercials through local and affiliated station. It will also be an active participant in local events and community non-profit activities.

The Company will also consider the development of a frequent shopper program, which could provide discounts and rebates to its customers based on the volume of their purchases. According to the Food Marketing Institute, 51% of all grocery stores have frequent shopper programs.

Procurement

Once it has commenced operations, the Company anticipates that it will buy most of its products including nationally branded and private label grocery products, perishable food products, non-food items and specialty grocery products through one or more regional or national food distributors that may include such companies as Nash-Finch and SUPERVALU. The Company may also purchase certain specialty products from vendors other than its primary distributors if those products are not available from its primary distributors. Distribution prices are generally based on market prices plus fee and freight basis, with the fee based on the type of commodity and quantity purchased. Freight costs are subject to the addition of fuel surcharges during periods of rising fuel costs. Food distributors generally offer rebates and discounts to their customers that are based on the yearly volume of product that is purchased from the distributor. Some distributors offer enhanced services such as promotional, advertising and merchandising programs, installation of computerized ordering, receiving and scanning systems; retail equipment procurement assistance, providing contacts for accounting, budgeting and payroll services, consumer and market research, financial assistance primarily in connection with new store development or the upgrading and expansion of existing stores, securing existing grocery stores for sale or lease for possible sale or sublease to grocery store customers and internet services providing supply chain efficiencies. The Company intends to centralize its purchasing operations and retain just one primary distributor, which will allow it to use its enhanced purchasing power to maximize the discounts and rebates that are available to the Company.

Seasonality

The grocery business is somewhat seasonal with sales tending to increase during the last quarter of the year due to the holiday season and related specialty merchandise.

Information Technology

Once it commences operations, the Company will install a centralized operations and accounting software package to manage its individual stores. Such software systems are often provided at no charge to grocery stores by their distributors. The Company will be required to purchase the computer equipment and point-of-sale terminals on which the software will run. Distributors will supply to the Company periodic software updates for the software systems provided.

Intellectual Property

The Company plans to rely on a combination of trademark, service mark, copyright and trade secret laws, as well as confidentially agreements and contractual provisions, to protect its proprietary technology and brands, as appropriate.

Use of Proceeds

The selling stockholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

The selling shareholders will sell their shares at $0.10 per share until such time as an active trading market for our common stock has developed and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, an active trading market for our stock will develop.

The offering price of the shares of our common stock has been determined based on the price of shares of our common stock sold to our shareholders in a private offering and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock has been accepted for trading on the Over-the-Counter Bulletin Board (“OTCBB”) which is maintained by the Financial Industry Regulatory Authority, Inc. (“FINRA”), an active trading market has not developed. An active public market for our common stock may never materialize.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders in this Offering is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this Prospectus are offering all of the 570,000 shares of common stock offered through this Prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation D of the Securities Act. The private placement was completed on October 12, 2010.

The selling shareholders may from time to time offer and sell any or all of their shares that are registered under this Prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. The second column lists the number of shares of common stock beneficially owned by each selling shareholder as of the date of this Prospectus. The third column lists the shares of common stock covered by this Prospectus that may be disposed of by each of the selling shareholders. The fourth column lists the number of shares that will be beneficially owned by the selling shareholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act. The selling shareholders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

	Name of Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned to be Sold	Shares Of Common Stock to be Owned After Offering (1)	Percent Of Common Stock to be Owned After Offering (2)
1	Linda A. Bacci	20,000	20,000	0	0
2	Andrew G. Bail	10,000	10,000	0	0
3	Catherine S. Bail	10,000	10,000	0	0
4	Gerald Beno II	10,000	10,000	0	0
5	Adam Jerroll Brown	20,000	20,000	0	0
6	Andrew David Crape	20,000	20,000	0	0
7	David Paul Crape	20,000	20,000	0	0
8	Gloria Lee Crape	20,000	20,000	0	0
9	Ryan Alexander Crape	20,000	20,000	0	0
10	Tamara Lynn Crape	20,000	20,000	0	0
11	Alex Gene Dixon	20,000	20,000	0	0
12	Johnny Lee Dixon	20,000	20,000	0	0
13	Frederick M. Heyn[3]	20,000	20,000	0	0
14	Kimberly Nicole Heyn[4]	20,000	20,000	0	0
15	Shawn Edwin Humphreys	20,000	20,000	0	0
16	Shawn Edwin Humphreys	10,000	10,000	0	0
17	Colleen Kamin[5]	10,000	10,000	0	0
18	James C. Kamin[6]	10,000	10,000	0	0
19	Maryn Kamin[7]	10,000	10,000	0	0
20	Laurence Joseph Lefebvre	20,000	20,000	0	0
21	Barbara Burr Lundberg[8]	20,000	20,000	0	0
22	Frederick A. Lundberg[9]	20,000	20,000	0	0
23	Matthew Maday	20,000	20,000	0	0
24	Michael G. McErlean	10,000	10,000	0	0
25	Patricia Irene Nicholson	20,000	20,000	0	0
26	Richard Ray Rowland	10,000	10,000	0	0
27	Chester Smith	10,000	10,000	0	0
28	William Henry Stennick	20,000	20,000	0	0
29	Karlene Larae Strickland	20,000	20,000	0	0
30	Michael D. Thompson	20,000	20,000	0	0
31	Chad Leon Womack	20,000	20,000	0	0
32	Edna Louise Womack[10]	20,000	20,000	0	0
33	John E. Womack	10,000	10,000	0	0
34	William Archer Womack[11]	20,000	20,000	0	0
		570,000	570,000	0	0

(1)

Assumes that the selling shareholder disposes of all of the shares of common stock covered by this Prospectus and does not acquire any additional shares;

(2)

The percentages are based on shares of common stock outstanding on the date of this Prospectus

(3)

Mr. Heyn is the brother-in-law of Shawn Clark, an officer and director of the Company.

(4)

Ms. Heyn is the sister-in-law of Shawn Clark, an officer and director of the Company.

(5)

Ms. Kamin is the mother of Tysen Kamin, an officer and director of the Company.

(6)

Mr. Kamin is the father of Tysen Kamin, an officer and director of the Company.

(7)

Ms. Kamin is the sister of Tysen Kamin, an officer and director of the Company.

(8)

Ms. Lundberg is the aunt of Tysen Kamin, an officer and director of the Company.

(9)

Mr. Lundberg is the uncle of Tysen Kamin, an officer and director of the Company.

(10)

Ms. Womack is the mother-in-law of Shawn Clark, an officer and director of the Company.

(11)

Mr. Womack is the father-in-law of Shawn Clark, an officer and director of the Company.

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in the shareholder’s name.

To our knowledge, other than as specified above, none of the selling shareholders:

•

has had a material relationship with us other than as a shareholder at any time within the past three years;

•

has ever been one of our officers or directors; or

•

is a broker-dealer or affiliate of a broker dealer.

Plan of Distribution

The shares registered hereunder were originally registered under a registration statement declared effective by the SEC on February 14, 2014. From February 14, 2014 to the date hereof, 20,000 shares have been sold. The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until an active trading market for our common stock has developed, after which time the common stock may be sold at prevailing market prices or privately negotiated prices. The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•

any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000. Funds to pay these costs have been advanced by our President pursuant to the Loan Commitment attached to our registration statement as Exhibit 10.10. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the applicable requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable law. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as principals. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser of such common stock. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We have informed them that they may not, among other things:

1.

engage in any stabilization activities in connection with the shares;

2.

effect any sale or distribution of the shares until after the Prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

3.

bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Exchange Act.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and By-Laws which are exhibits to the registration statement of which this Prospectus is a part. The Shares offered under this Prospectus are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Capital Stock

The total authorized capital stock of the Company is 125,000,000 shares, consisting of 100,000,000 shares of common stock with a par value of $0.0001 per share, and 25,000,000 shares of preferred stock with a par value of $0.0001 per share. As of the date of this Prospectus, there are 14,702,250 shares of common stock issued outstanding, and no shares of preferred stock are outstanding.

As of the date of this Prospectus, there are 40 holders of record of the Company’s common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid and non-assessable. We refer you to our Certificate of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Options and Warrants

There are no outstanding options or warrants or other securities that are convertible into our common stock.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The Law Office of Synergy Law Group, LLC, 730 West Randolph Street, Suite 600, Chicago, IL 60661 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

The financial statements of the Company as of December 31, 2014 and 2013 included herewith have been audited by LBB & Associates Ltd. LLP, an independent registered public accounting firm located at 10260 Westheimer Road, Suite 310, Houston, TX 77042 have been so included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Securities Holders

We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. As a result of the filing of the S-1 registration statement, we are subject to disclosure filing requirements, including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Description of Property

The Company’s business offices are located at 216 South Jefferson Street, Suite LL1, Chicago, Illinois 60661. On October 1, 2010, the Company entered into a lease for $5,000 per month with Bella Group Investments, an entity affiliated by common ownership with certain of the Company’s shareholders. The lease was not extended when it expired on August 31, 2011. The office space is currently being provided to the Company rent free by Bella Investment Group, an entity affiliated with our CEO. We expect to enter into a lease for office space as needed as the Company develops from a startup business into an operating entity.

Shell Company Status

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)

No or nominal operations; and

(2)

Either:

(i)

No or nominal assets;

(ii)

Assets consisting solely of cash and cash equivalents; or

(iii)

Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

The Company’s shell company status results in the following consequences:

•

The Company is ineligible to file a registration of securities using Form S-8; and

•

Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

Legal Proceedings

There are no pending, nor to our knowledge threatened, legal proceedings to which the Company or any of its property is subject. From time to time, however, the Company may be subject to claims and lawsuits arising in the normal course of business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Market For Common Equity And Related Stockholders Matters

Our common stock has been accepted for quotation on the OTCBB under the trading symbol KYLK. However, an active trading market for our common stock has not developed.

Shares Available For Future Sale

As of the date of this Prospectus, we have 14,702,250 shares of common stock outstanding.  Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the 570,000 shares to be sold in this offering will be freely tradeable without restriction or further registration under the Securities Act.

The outstanding shares of our common stock not included in this Prospectus will be available for sale in the public market as follows:

Public Float

Of our outstanding shares, 14,112,250 shares are beneficially owned by executive officers, directors and affiliates. The remaining 590,000 shares constitute our public float.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, or

•

the average weekly trading volume of common stock on the OTCBB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel.  Further, the six-month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Restrictions on the Use of Rule 144 by Former Shell Companies

Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

•

the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•

at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Shareholders of Our Common Stock

As of the date of this Prospectus, we have 40 shareholders of record.

Stock Options and Warrants

To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

Dividends

There are no restrictions in our Certificate of Incorporation or By-Laws that prevent us from declaring dividends. Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend.  The Delaware General Corporation Law provides that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets. We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Management’s Discussion And Analysis Of Financial Condition

And Results Of Operations

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.  This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Discussion and Analysis

In this section, we include management’s discussion and analysis of the following (i) audited financial statements of the Company for the year ended December 31, 2014 and 2013 and (ii) unaudited interim financial statements of the Company for the three and six months ended June 30, 2015 and 2014.

YEAR ENDED DECEMBER 31, 2014 and 2013

Overview

The Company intends to acquire small and medium sized grocery stores that are the dominant presence in their non-urban markets. By acquiring stores that are situated in less competitive locales that are not directly served by large national supermarket chains, wholesale clubs and supercenters, the Company believes that it can achieve financial returns that meet or exceed industry norms because stores in less competitive locales will be under less pressure to heavily discount their prices. The acquisitions will be clustered regionally, which will allow the Company to centralize certain operational functions, including purchasing and marketing. The centralization of these functions should provide the consolidated stores with the critical mass and leverage to demand enhanced service and financial concessions from its distributors and marketing vendors.

We have not yet acquired any grocery stores under our business plan and have not begun operations.

Overall Outlook

Our main business emphasis will be on revenues from sales generated in our stores. Due to a number of factors affecting consumers, including among others the increasing Federal deficit, volatility in the stock market, the European debt crisis and high unemployment levels, all of which have resulted in reduced levels of consumer spending, the outlook for the supermarket industry remains highly unpredictable. Because of these uncertain conditions, we will need to focus on managing our operating margins. Our present objective is to manage our cost and expense structure to address the expected depressed business volumes and generate strong and stable cash flow. We will continually work to position our Company for greater success by strengthening our existing operations and growing through capital investment and other strategic initiatives.

Selected Financial Data

The Company was organized on May 13, 2010. Our total current assets as of December 31, 2014 and 2013 were $15 and $19, respectively, our current liabilities were $46,168 and $24,745, respectively, and our total liabilities were $108,287 and $71,244, respectively. Our total stockholders’ deficit was $108,272 and $71,225, respectively as of December 31, 2014 and 2013. As of December 31, 2014, the Company held cash and cash equivalents in the amount of $15. From inception through December 31, 2014, we accumulated a loss of $168,683.

Plan of Operation

We have not yet started operations or generated or realized any revenues from our business operations. The Company does not own any grocery stores and has no current plans, proposals or arrangements, written or otherwise, to acquire any grocery stores. The Company has not identified any potential acquisition targets.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because as of December 31, 2014 we have an accumulated deficit of $168,683, we have not generated any revenues and no revenues are anticipated until we begin operating retail grocery establishments. Accordingly, we must raise cash from sources other than our operations. Our only other sources for cash at this time are commercial financings and additional sales of stock. Our success or failure will be determined by what additional financing we obtain and the success of our planned retail grocery establishments.

We have no employees at this time. We intend to hire employees and engage independent contractors as justified by the demands of the business and depending on the availability of funding.

Limited Operating History; Need for Additional Capital

After we acquire grocery stores, we intend to fund operations with revenue generated from operations. However, we have not yet commenced operations, and commencement of operations is subject to the availability of sufficient capital. Until we generate revenues, we expect to finance operating costs over the next twelve months with existing cash on hand, commercial financing, private loans and/or the proceeds from a public and/or private securities offering. The extent of our operations will be governed by the amount of capital we are able to raise.

The Company has minimal cash and currently carries total liabilities of $108,287. In order to sustain viability until commencement of operations, the Company has relied principally upon loans from our President. As of the date of the filing of the Annual Report on Form 10-K, such loans are in the aggregate amount of $27,578.

Liquidity and Capital Resources

Since inception, we have raised $59,000 through the sale of our common stock and have incurred expenses of $168,683. Our projected financial requirements for the next 12 months are $163,500.

Our initial financial requirements will be funded by a public or private offering of securities, commercial financing, loan from officers or directors or a combination of these means. We have not yet made plans to conduct a securities offering, obtain commercial financing or a private loan. The Company does not have any commitments or arrangements to obtain any such funds and there can be no assurance that required financing will be available to the Company on acceptable terms, if at all. The unavailability of additional financing could prevent or delay the implementation of the Company’s business plan and may require the Company to curtail or terminate its operations. If sufficient financing is unavailable, the Company will defer non-essential operating expenses until sufficient funds become available. We will not begin to implement our business plan until we have secured the funds necessary to commence operations. The Company is in its development stage and has not begun operations.  As such, the Company has no historical periods with which to compare anticipated capital requirements in the future.

Results of Operations

Revenue

We have not earned any revenues from our incorporation on May 13, 2010 to December 31, 2014. We can provide no assurance that we will commence operations or that such operations, if commenced, will be successful.

Operating Expenses

Operating expenses increased by $4,377, or 13.4%, from $32,670 for the year ended December 31, 2013 to $37,047 for the year ended December 31, 2014. The increase in operating expenses for the year ended December 31, 2014 is primarily related to the increase in accounting and Edgar conversion fees related to the filing of the Company’s registration statement, Form 10-Qs, and Form 10-K.

Operating Loss

Our operating loss increased by $4,377, or 13.4%, from $32,670 for the year ended December 31, 2013 to $37,047 for the year ended December 31, 2014. The increase in operating losses for the year ended December 31, 2014 is primarily related to the increase in accounting and Edgar conversion fees related to the filing of the Company’s registration statement, Form 10-Qs, and Form 10-K.

Net Loss

Our net loss increased by $4,377, or 13.4%, from $32,670 for the year ended December 31, 2013 to $37,047 for the year ended December 31, 2014. The increase in the net loss for the year ended December 31, 2014 is primarily related to the increase in accounting and Edgar conversion fees related to the filing of the Company’s registration statement, Form 10-Qs, and Form 10-K.

THREE AND SIX MONTHS ENDED JUNE 30, 2015 and 2014

The following discussion should be read in conjunction with our unaudited financial statements, including the notes thereto, appearing elsewhere in this Report. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily occur.  This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Report, our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company intends to acquire small and medium sized grocery stores that are the dominant presence in their non-urban markets. By acquiring stores that are situated in less competitive locales that are not directly served by large national supermarket chains, wholesale clubs and supercenters, the Company believes that it can achieve financial returns that meet or exceed industry norms because stores in less competitive locales will be under less pressure to heavily discount their prices. The acquisitions will be clustered regionally, which will allow the Company to centralize certain operational functions, including purchasing and marketing. The centralization of these functions should provide the consolidated stores with the critical mass and leverage to demand enhanced service and financial concessions from its distributors and marketing vendors.

We have not yet acquired any grocery stores under our business plan and have not begun operations.

Overall Outlook

Our main business emphasis will be on revenues from sales generated in our stores. Due to a number of factors affecting consumers, including among others the increasing Federal deficit, volatility in the stock market, the European debt crisis and high unemployment levels, all of which have resulted in reduced levels of consumer spending, the outlook for the supermarket industry remains highly unpredictable. Because of these uncertain conditions, we will need to focus on managing our operating margins. Our present objective is to manage our cost and expense structure to address the expected depressed business volumes and generate strong and stable cash flow. We will continually work to position our Company for greater success by strengthening our existing operations and growing through capital investment and other strategic initiatives.

Plan of Operation

We are a development stage company. We have not yet started operations or generated or realized any revenues from our business operations. The Company does not own any grocery stores and has no current plans, proposals or arrangements, written or otherwise, to acquire any grocery stores. The Company has not identified any potential acquisition targets.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. As of June 30, 2015, we have an accumulated deficit of $178,610, we have not generated any revenues and no revenues are anticipated until we begin operating retail grocery establishments. Accordingly, we must raise cash from sources other than our operations. Our only other sources for cash at this time are commercial financings and additional sales of stock. Our success or failure will be determined by what additional financing we obtain and the success of our planned retail grocery establishments.

We have no employees at this time. We intend to hire employees and engage independent contractors as justified by the demands of the business and depending on the availability of funding.

Results of Operations

Comparison of Three and Six Month Periods Ended June 30, 2015 and June 30, 2014

Revenue

We have not earned any revenues for the three and six months ended June 30, 2015 and 2014. We can provide no assurance that we will commence operations or that such operations, if commenced, will be successful.

Operating Expenses

Operating expenses increased by $3,224, or 71%, from $4,535 for the three-month period ended June 30, 2014 to $7,759 for the three-month period ended June 30, 2015.

Operating expenses decreased by $513, or 5.0%, from $10,440 for the six month period ended June 30, 2014 to $9,927 for the six month period ended June 30, 2015.

The increase in our operating expenses for the three month period ended June 30, 2015 is primarily attributable to the increase in accounting, professional and Edgar conversion fees that were incurred.

The decrease in operating expenses for the six month period ended June 30, 2015 is primarily related to the decrease in accounting, professional and Edgar conversion fees that were incurred.

Operating Loss

Our operating loss increased by $3,224, from $4,535 for the three-month period ended June 30, 2014 to $7,759 for the three-month period ended June 30, 2015.

Our operating loss decreased by $513, from $10,440 for the six month period ended June 30, 2014 to $9,927 for the six month period ended June 30, 2015.

The increase in our operating loss for the three month period ended June 30, 2015 is primarily attributable to the increase in accounting, professional and Edgar conversion fees that were incurred.

The decrease in our operating loss for the six month period ended June 30, 2015 is primarily attributable to the decrease in accounting, professional and Edgar conversion fees that were incurred.

Net Loss

Net loss increased by $3,224, or 71%, from a net loss of $4,535 for the three-month period ended June 30, 2014 to a net loss of $7,759 for the three-month period ended June 30, 2015.

Net loss decreased by $513, or 5.0%, from a net loss of $10,440 for the six month period ended June 30, 2014 to a net loss of $9,927 for the six month period ended June 30, 2015.

The increase in our net loss for the three month period ended June 30, 2015 is primarily attributable to the increase in accounting, professional and Edgar conversion fees that were incurred.

The decrease in net loss for the six-month period ended June 30, 2015 is primarily attributable to the decrease in accounting, professional and Edgar conversion fees that were incurred.

Liquidity and Capital Resources

Since inception, we have raised $59,000 through the sale of our common stock and have incurred expenses of $178,610. Our projected financial requirements for the next 12 months are $163,500.

Our initial financial requirements will be funded by a public or private offering of securities, commercial financing, loan from officers or directors or a combination of these means. We have not yet made plans to conduct a securities offering, obtain commercial financing or a private loan. The Company does not have any commitments or arrangements to obtain any such funds and there can be no assurance that required financing will be available to the Company on acceptable terms, if at all. The unavailability of additional financing could prevent or delay the implementation of the Company’s business plan and may require the Company to curtail or terminate its operations. If sufficient financing is unavailable, the Company will defer non-essential operating expenses until sufficient funds become available. We will not begin to implement our business plan until we have secured the funds necessary to commence operations. The Company is in its development stage and has not begun operations. As such, the Company has no historical periods with which to compare anticipated capital requirements in the future.

Net Cash - Operating Activities

Net cash used in operating activities was $7,528 for the six month period ended June 30, 2015 and $6,050 for the six month period ended June 30, 2014.

Net Cash - Financing Activities

Net cash flow provided by financing activities was $7,517 for the six month period ended June 30, 2015 and $6,060 for the six month period ended June 30, 2014. The cash provided by financing activities is primarily attributable to loans made to the Company by a shareholder of the Company.

Limited Operating History; Need for Additional Capital

After we acquire grocery stores, we intend to fund operations with revenue generated from operations. However, we have not yet commenced operations, and commencement of operations is subject to the availability of sufficient capital. Until we generate revenues, we expect to finance operating costs over the next twelve months with existing cash on hand, commercial financing, private loans and/or the proceeds from a public and/or private securities offering. The extent of our operations will be governed by the amount of capital we are able to raise.

Important Assumptions

Start-up companies involve a high degree of risk and many development stage companies never commence operations or achieve their business plans.  At this stage without having commenced operations, we are unable to determine whether we will be able to sufficiently convert our business plan into a successful business operation. The implementation of our business plan will be possible only upon obtaining sufficient funding.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In and Disagreements with Accountants

None.

Critical Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with GAAP, we are required to make estimates and assumptions that affect the reported amounts included in our financial statements. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. On an ongoing basis, management reviews and refines those estimates.

Judgments are based on information including, but not limited to, historical experience, industry trends, conventional practices, expert opinions, terms of existing agreements and information from outside sources. Judgments are subject to an inherent degree of uncertainty, and therefore actual results could differ from these estimates.

Directors and Officers

The names, ages and positions of our executive officers and directors as of the date hereof are as follows:

Name	Age	Position
Shawn P. Clark	46	President, CEO and Director
Tysen J. Kamin	31	Vice President, COO and Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Shawn P. Clark  - President and Chief Executive Officer and Director

Shawn P. Clark has served as a Director and officer of the Company since its formation on May 13, 2010. Mr. Clark has over 13 years of experience in the Chicago real estate market as a realtor, property manager and developer of multi-unit residential and commercial properties. From 2004 until 2011, he served as President of Bella Development Group, Inc., a real estate development company that successfully developed nine multi-unit residential and commercial properties in the Chicago metropolitan area. The projects, comprised of over three hundred thousand square feet of residential and commercial space, generated over $100 million in revenue. Bella Development Group was founded in 2004.

From 2006 until 2011, Mr. Clark was the President of Bella Management Group, Co. (“BMG”), a property management company that he founded in 2006 in response to the qualitative deficiencies of the property management companies that were then servicing BMG properties.

In 1999, Mr. Clark founded Gold Coast Realty - Chicago, where he served as Vice President. In 2007 he sold the company so that he could concentrate his efforts full time on managing and growing Bella Development Group.

Since 2011, Mr. Clark has been self-employed as an independent commercial real estate development and management consultant.

Tysen J. Kamin -Vice President and Chief Operating Officer and Director

Tysen J. Kamin has served as a Director and officer of the Company since its formation on May 13, 2010. Mr. Kamin has over five years of experience in the Chicago real estate market as a developer and manager of multi-unit residential and commercial properties. From 2006 until 2011, Mr. Kamin was employed by Bella Development Group, Inc. as its Acquisition Advisor, where his responsibilities have included raising funds, coordinating property acquisitions and overseeing the development and sale of acquired properties. His development activities were hands-on; he obtained the proper permits, oversaw construction, sold units and interfaced with the investors. He was promoted to the position of Vice President - Acquisitions and developed an extensive network of building owners, investors, and lenders.

From 2006 until 2011, Mr. Kamin was employed by Bella Properties Chicago Co. as an agent. He began his real estate career at Gold Coast Realty - Chicago, a Chicago area realtor, where he worked from 2006 until 2008 as an Agent.

While in college, Mr. Kamin held intern positions at the Chicago Mercantile Exchange, Koenig and Strey and at Gold Coast Realty - Chicago. While in high school, he founded and ran MTK Industries, a company that provided customized programming services for the developers of internet applications. Mr. Kamin graduated with a Bachelor of Science degree from Denison University in 2006, where he majored in Mathematical Economics.

Since 2011, Mr. Kamin has been self-employed as an independent acquisitions analyst.

The number of directors which constitutes the entire Board of Directors of the Company is three. There are currently two directors of the Company, with one vacancy on the Board. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the Board.

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any of the items below that the Company deems material to their service on behalf of the Company:

1.

Any bankruptcy petition filed by or against any business of which any such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Committees

We do not have an audit committee, compensation committee or nominations and governance committee. During 2015, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. Currently, our directors serve without compensation. Upon commencement of operations and after generation of revenue, we expect to compensate non-management directors through cash compensation and stock option or restricted stock grants under our 2010 Incentive Compensation Plan. We plan to pay non-management directors $5,000 per year in cash and to provide restrictive stock grants to such directors of 25,000 shares per year which would vest one year from issuance. Our management directors do not receive any additional cash compensation for service on the Board.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us.

As of the date hereof, the Company owes a balance of $35,395 to Shawn Clark, the CEO of the Company, under notes payable by the Company to Mr. Clark which are due on June 30, 2017, and are non-interest bearing and have no collateral.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

Key Link Assets Corp. 2010 Incentive Compensation Plan

On May 13, 2010, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved the Key Link Assets Corp. 2010 Incentive Compensation Plan (“Incentive Compensation Plan”). The purpose of our Incentive Compensation Plan is to provide stock options, stock issuances and other equity interests to employees, officers, directors, consultants, independent contractors, advisors and other persons who have made or are expected to make contributions to our company.

Administration.  Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the plan, the committee may delegate some or all of its power or authority to our President, Chief Executive Officer or other executive officer. Subject to the terms of our plan, the committee is authorized to construe and determine the stock option agreements, other agreements, awards and the plan, prescribe, amend and rescind rules and regulations relating to the plan and awards, determine acceleration of vesting schedules or award payments and forfeitures, determine terms and provisions of stock options agreements (which need not be identical), grant awards for performance goals and option awards and stock appreciation rights based upon a vesting schedule  and correct defects, supply omissions or reconcile inconsistencies in the plan or any award thereunder, and make all other determinations as the committee may deem necessary or desirable for the administration and interpretation of our plan.

Eligibility.  The persons eligible to receive awards under our Incentive Compensation Plan are the employees, officers, directors, consultants, independent contractors and advisors of our company or any parent or subsidiary of our company and other persons who have made or are expected to make contributions to our company.

Types of Awards.  Our Incentive Compensation Plan provides for the issuance of stock options, incentive stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights (or SARs), performance shares, award shares and  other stock-based awards. Performance share awards entitle recipients to acquire shares of common stock upon the attainment of specified performance goals within a specified performance period, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations.  Subject to certain recapitalization events described in our plan, the aggregate number of shares of common stock that may be issued pursuant to our Incentive Compensation Plan at any time during the term of the plan is 5,000,000 shares. If any award expires, or is terminated, surrendered or forfeited, the common stock covered by such award will again be available for the grant of awards under our plan. No participant may be granted awards during a fiscal year to purchase more than 1,000,000 shares of common stock subject to recapitalization events.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options (or ISOs), and non-qualified stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights, performance shares and award shares. The terms and conditions of awards under the plan including number of shares covered, exercise price per share and term are determined by the committee, but in the case of an ISO, the exercise price must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, if at the time of a grant, our company’s common stock is publicly traded, the term “fair market value” means (i) if listed on an established stock exchange or national market system, the last reported sales price or the closing bid if no sales were reported on such exchange or system, or (ii) the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter securities if the common stock is not reported on a national market system. In the absence of an established market for our common stock, the fair market value shall be determined in good faith by the committee. The number of shares covered by each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. The committee also determines the terms and conditions of restricted compensation shares, restricted compensation share units, performance shares, award shares and other stock-based awards under our plan.

Restricted Compensation Shares and Restricted Compensation Share Units.  The committee is authorized to grant restricted compensation shares and restricted compensation shares units. An award of restricted compensation shares is a grant which entitles recipients to acquire shares of common stock subject to restrictions on transfer and which may be forfeited if all specified employment, vesting and/or performance conditions as determined by the committee are not met.  An award of restricted compensation share units confers upon a recipient the right to acquire, at some time in the future, restricted compensation shares, subject to forfeiture if all specified award conditions as determined by the committee are not met

Performance Shares and Award Shares.  The committee is authorized to grant awards entitling recipients to acquire shares of common stock upon the attainment of specified performance goals and grant awards entitling recipients to acquire shares of common stock subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs as determined by the committee, subject to such other terms as the committee may specify.

Other Stock-Based Awards.  The committee is authorized to grant other awards based upon the common stock having such terms and conditions as the committee may determine including, without limitation, the grant of securities convertible into common stock and the grant of phantom stock awards or stock units.

Performance Goals and Other Criteria.  The committee shall establish objective performance goals for participants or groups of participants for performance-based awards under the plan excluding options and stock appreciation rights.  With respect to participants who are “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended), an award other than an option or a stock appreciation right may be based only on performance factors that are compliant with applicable regulations.

Other Terms of Awards.   Options may be exercised by written notice of exercise to us by way of cashless exercise, settlement of which shall be made solely in cash. Unless otherwise determined by the committee, awards may not be transferred except by will or the laws of descent and distribution and, during the life of the participant, may be exercisable only by the participant. However, except as the committee may otherwise determine, nonstatutory options and restricted compensation shares may be transferred pursuant to a qualified domestic relations order (as defined by ERISA) or pursuant to certain estate-planning vehicles. To the extent not inconsistent with the plan or applicable law, the committee may include additional provisions in awards such as, among other things, restrictions on transfer, commitments to pay cash bonuses and guaranty loans. The committee shall determine the effect on awards of disability, death, retirement, leave of absence or other change in participant status. We have the right to deduct applicable taxes from payments to award recipients. Participants have no right to continued employment or other relationship with us, and subject to award provisions, participants have no rights as shareholders of our company until becoming record shareholders.

Acceleration or Extension of Vesting; Change in Control. The committee may, in its discretion, accelerate the dates on which all or any particular option or award under the plan may be exercised and may extend the dates during which all or any particular option or award under the plan may be exercised or vest. In the case of a “change in control” of our company, as defined in our Incentive Compensation Plan, we will take one or a combination of  the following actions: (a) make appropriate provision for the continuation or assumption of the awards; (b) acceleration of exercise or vesting of the awards; (c) exchange of the awards for the right to participate in a benefit plan of a successor; (d) repurchase of awards; or (e) termination of awards immediately prior to a change in control.

Amendment and Termination. The board of directors may amend, suspend or terminate our Incentive Compensation Plan provided, however, that no amendment may be made without stockholder approval if such approval is  necessary to comply with any applicable law, rules or regulations. Our plan became effective upon the date it was adopted by the committee and approved by our stockholders, and no awards may be granted under the plan after the completion of ten years thereafter. Awards previously granted may extend beyond that date.

We have made no awards under the Incentive Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

We have no securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are not required to file reports under Section 16(a) of the Exchange Act.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation earned during the two most recent fiscal years by the Company’s principal executive officer, each of our two most highly compensated executive officers who were serving as executive officers as of the date of this Prospectus.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shawn P. Clark President, Chief Executive Officer and Director	2014 2013	- -	- -	- -	- -	- -	- -	- -	- -
Tysen J. Kamin Vice President, Chief Operating Officer and Director	2014 2013	- -	- -	- -	- -	- -	- -	- -	- -

On May 13, 2010, the Company issued 4,233,675 shares of Company common stock to Mr. Clark and 5,644,900 shares of Company common stock to Mr. Kamin for services rendered in connection with the organization of the company. Other than the issuance of said shares, we have not compensated and have no arrangements to compensate our officers and directors for their services to us as officers and directors. There are no employment agreements or consulting agreements with our current directors and executive officers except as provided herein. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any bonus or profit sharing plans pursuant to which cash or non-cash compensation has been paid to our directors or executive officers. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shawn P. Clark	-	-	-	-	-	-	-	-	-
Tysen J. Kamin	-	-	-	-	-	-	-	-	-

Compensation of Directors

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. Currently our directors serve without compensation. Upon commencement of operations and after generation of revenue, we expect to compensate non-management directors through cash compensation and stock option or restricted stock grants under our 2010 Incentive Compensation Plan. We plan to pay non-management directors $5,000 per year in cash and to provide restrictive stock grants to such directors of 25,000 shares per year which would vest one year from issuance. Our management directors do not receive any additional cash compensation for service on the Board.

We do not have any non-management directors.

Director Compensation

Employment Agreements

At present, we have no employees and no employment agreements. We are not a party to any collective bargaining agreements. Our officers and directors currently provide services on a consultant basis. As the Company progresses beyond startup to an operational stage, we intend to hire employees and engage independent contractors on as as-needed basis.

Certain Relationships and Related Transactions

Since inception, the following transactions were entered into with our directors and officers.

On May 13, 2010, an aggregate of 14,112,250 shares of the Company’s common stock were issued to three founders (Shawn P. Clark, Tysen J. Kamin and Dena Womack) in connection with the organization of the Company. The founding shareholders acquired their shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws.

On November 29, 2010 Shawn P. Clark sold 705,612 shares of his common stock to Glenn Petersen, Dena Womack sold 705,613 shares of her common stock to Glenn Petersen and Tysen J. Kamin sold 352,806 of his shares to Glenn Petersen and 1,764,031 of his shares to Christopher J. Dunkel, each in private transactions.

The certificates issued to our founding shareholders and their transferees contain a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements and the restrictions upon transfer of the securities under the Securities Act.

On October 1, 2012 the Company entered into a lease for $5,000 per month with Bella Group Investments, an entity affiliated by common ownership with certain of the Company’s shareholders. The lease expired on August 31, 2011 and was not renewed. The office space is currently being provided to the Company rent free by Bella Group Investments. Bella Group Investments is owned in part by Shawn Clark, CEO of the Company,

As of the date hereof, the Company owes a balance of $35,395 to Shawn Clark, the CEO of the Company, under notes payable by the Company to Mr. Clark which are due on June 30, 2017, and are non-interest bearing and have no collateral.

Security Ownership of Certain Beneficial Owners and Management

The following table provides information regarding the beneficial ownership of our common stock as of the date of this Prospectus by:

•

each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our executive officers and directors; and

•

all of our officers and directors as a group.

Except as otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
5% Shareholders: Christopher J. Dunkel 216 S. Jefferson St. Suite LL1 Chicago, IL 60661	Common	1,764,031	12%
Glenn Petersen 216 S. Jefferson St. Suite LL1 Chicago, IL 60661	Common	1,764,031	12%
Dena M. Womack 216 S. Jefferson St. Suite LL1 Chicago, IL 60661	Common	7,056,125(2)	48%
Executive Officers and Directors(3):
Shawn P. Clark President, CEO and Director	Common	7,056,125(4)	48%
Tysen J. Kamin Vice President, COO and Director	Common	3,528,063	24%
All officers & directors as a group consisting of two persons	Common	10,584,188	72%

(1)

The percentage of class is based on 14,702,250 shares of common stock issued and outstanding as of the date of this Prospectus.

(2)

Consists of (a) 3,528,062 held by Ms. Womack and (b) 3,528,063 held by Shawn P. Clark, Ms. Womack’s husband.

(3)

The address of the executive officers and directors is 216 S. Jefferson, Suite LL1, Chicago, IL 60661

(4)

Consists of (a) 3,528,063 held by Mr. Clark and (b) 3,528,062 held by Dena M. Womack, Mr. Clark’s wife.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Corporate Governance

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our two directors perform these functions. When seeking nominees to serve as director, our directors will evaluate the candidacy of an individual based on his or her educational attainments, his or her relevant experience and professional stature. Our directors also perform the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

The Company currently has no operations. At this stage of its development, the Company does not, in the opinion of its officers and directors, require the engagement of additional directors because any oversight functions are minimal at this time. The Company will, in compliance with corporate governance standards, reassess the desirability of engaging an additional director to provide oversight functions if and when the Company has active operations.

Organization Within Last Five Years

We were organized under the laws of the State of Delaware on May 13, 2010. At that time we appointed Shawn P. Clark as director, President and Chief Executive Officer, Tysen J. Kamin as director, Vice President and COO and Dena M. Womack as Secretary/Treasurer.  In connection with our organization, we issued 14,112,250 shares of common stock in consideration for services provided by our founders.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Our Certificate of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permissible under Delaware law. Delaware law provides that a corporation has the power to indemnify any person who is a party to an action by reason of the fact that such person is a director, officer, employee or agent of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where You Can Find More Information

We have filed with the SEC a post-effective amendment to the Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

As a result of the offering of the Shares of our common stock, we are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C.  20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates.  You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

KEY LINK ASSETS CORP.

FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Key Link Assets Corp.

Financial Statements

December 31, 2014 and 2013

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors of

Key Link Assets Corp.

Chicago, IL

We have audited the accompanying balances sheet of Key Link Assets Corp., (the “Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two year period ended December 31, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Link Assets Corp., as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2015 raise substantial doubt about its ability to continue as a going concern. The 2014 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ LBB & ASSOCIATES LTD., LLP

LBB & Associates Ltd., LLP

Houston, Texas

April 10, 2015

KEY LINK ASSETS CORP.

BALANCE SHEETS

	December	December
	31, 2014	31, 2013
ASSETS
Current assets
Cash	$15	$19
Total current assets	15	19

Total assets	$15	$19

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$46,168	$24,745
Total current liabilities	46,168	24,745

Long term liabilities
Note payable - shareholder	27,578	11,958
Note payable - other	34,541	34,541
Total long term liabilities	62,119	46,499

Total liabilities	108,287	71,244

Commitments and contingencies

Stockholders’ deficit
Preferred stock - 25,000,000 preferred shares
authorized with a par value of $0.0001; no shares
outstanding as of December 31, 2014 and December	-	-
31, 2013
Common stock - 100,000,000 common shares
authorized with a par value of $0.0001; 14,702,250
common shares issued and outstanding as of
December 31, 2014 and December 31, 2013	1,470	1,470
Additional paid in capital	58,941	58,941
Accumulated deficit	(168,683)	(131,636)
Total stockholders' deficit	(108,272)	(71,225)

Total liabilities and stockholders' deficit	$15	$19

The accompanying notes are an integral part of the financial statements.

KEYLINK ASSETS CORP.

STATEMENTS OF OPERATIONS

	Year	Year
	Ending	Ending
	December	December
	31, 2014	31, 2013

Operating expenses
Rent	$-	$-
General and administrative	37,047	32,670
Total operating expenses	37,047	32,670

Operating loss	(37,047)	(32,670)

Other income (expense)	-	-

Net loss	($37,047)	($32,670)

Basic and diluted loss per share	($0.00)	($0.00)

Weighted average number of
common shares outstanding	14,702,250	14,702,250

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2012	14,702,250	$1,470	$58,941	($98,966)	($38,555)

Net loss	-	-	-	(32,670)	(32,670)

Balance at December 31, 2013	14,702,250	1,470	58,941	(131,636)	(71,225)

Net loss				(37,047)	(37,047)

Balance at December 31, 2014	14,702,250	$1,470	$58,941	($168,683)	($108,272)

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

STATEMENTS OF CASH FLOWS

	Year	Year
	Ending	Ending
	December	December
	31, 2014	31, 2013
Cash flows from
Operating activities
Net loss	($37,047)	($32,670)
Adjustments to reconcile net loss to
net cash used in operating activities
Changes in operating assets and
Liabilities
Accounts payable	21,423	24,745
Net cash used in
operating activities	(15,624)	(7,925)

Cash flows from
Financing Activities
Proceeds from shareholder loans	15,620	7,928
Net cash provided by financing
Activities	15,620	7,928

Net change in cash	(4)	3

Cash at beginning of period	19	16
Cash at end of period	$15	$19

Supplemental information
Cash paid for
Interest	$ -	$ -
Taxes	$ -	$ -
Noncash transactions
Conversion of accounts payable to note payable	$ -	$34,541

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Key Link Assets Corp. (the "Company") was incorporated in the State of Delaware on May 13, 2010 for the purpose of acquiring a portfolio of heavily discounted real estate properties in the Chicago metropolitan area. Thereafter, the Company changed its focus and now plans to acquire small and medium sized grocery stores in non-urban locales that are not directly served by large national supermarket chains.

As of the date of this report, the Company has not yet commenced operations. The Company's primary activities since incorporation have been organizational in nature and related to the Company’s formation and the filing of a registration statement. The Company has not generated any revenues from these activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles.

Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that the financial statements were identified as those of a development stage company, and that the statement of operations, stockholders’ deficit and cash flows disclosed activity since the date of our Inception (May 13, 2010) as a development stage company.  Effective June 10, 2014, FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014.

Fiscal year

The Company has selected December 31 as its fiscal year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in banks.  The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

Start-up Costs

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 720, “Reporting on the Costs of Start-up Activities,” the Company has expensed all costs incurred in connection with the start-up and organization of the Company.

Fair value of financial instruments and derivative financial instruments

The Company has adopted ASC 815, “Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has loss carry-forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred.  The Company incurred no advertising expense for the years ended December 31, 2014 and 2013.

Earnings (loss) per share

The Company has adopted ASC 260, “Earnings Per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

New accounting pronouncements

The Company has evaluated the most recent accounting standards through the date of these financial statements and in management’s opinion none of these pronouncements will have a material impact on the Company’s financial statements.

NOTE 3 - CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share and 25,000,000 preferred shares with a par value of $0.0001 per preferred share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought. The rights, preferences and restrictions of the preferred shares will be defined by the Company’s Board of Directors when and if the preferred shares are issued.

Incentive Compensation Plan

The Company has adopted the 2010 Incentive Compensation Plan to provide stock options, stock issuances and other equity interests to employees, officers, directors, consultants, independent contractors, advisors and other persons who have made or are expected to make contributions to the Company. Under the plan, 5,000,000 shares have been reserved for issuance pursuant to awards thereunder. To date, no awards have been granted under the plan.

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of December 31, 2014, the Company had an accumulated deficit of $168,683, negative working capital of $46,153 and has earned no revenues since inception. The Company intends to fund its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is at December 31, 2014 and 2013 as follows:

	2014	2013
Deferred tax assets:
Net operating losses	$57,400	$44,900
Total deferred tax assets	57,400	44,900
Less: valuation allowance	(57,400)	(44,900)
Deferred tax assets, net	$ -	$ -

As of December 31, 2014, for U.S. federal income tax reporting purposes, the Company has approximately $169,000 of unused net operating losses (“NOLs”) available for carry forward to future years. The benefit from the carry forward of such NOLs will begin expiring during the year ended December 31, 2030. Because United States tax laws limit the time during which NOL carry forwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain and the Company has recorded valuation allowance of approximately $57,400 and $44,900 as of December 31, 2014 and 2013, respectively.

The difference between the statutory tax rate (34%) and the effective tax rate (0%) of the Company relates to the change in the valuation allowance for each respective period.

NOTE 6 - RELATED PARTY TRANSACTIONS

During the years ending December 31, 2014 and 2013 the Company owes Mr. Clark, the Company’s President and Chief Executive Officer $27,578 and $11,958, respectively. The notes payable for these loans, which are due on June 30, 2016, are non-interest bearing and have no collateral.

NOTE 7 - NOTE PAYABLE

On September 29, 2013, a creditor of the Company converted accounts payable in the amount of $34,541 into a note payable. The note payable, which is due on June 30, 2016, is non-interest bearing and has no collateral.

NOTE 8 - SUBSEQUENT EVENT

In March 2015, Mr. Clark loaned the Company $772. The note payable, which is due on June 30, 2016, is non-interest bearing and has no collateral.

KEY LINK ASSETS CORP.

FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

KEY LINK ASSETS CORP.

BALANCE SHEETS

(UNAUDITED)

	June	December
	30, 2015	31, 2014
ASSETS
Current assets
Cash	$4	$15
Total current assets	4	15

Total assets	$4	$15

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$48,567	$46,168
Total current liabilities	48,567	46,168

Long term liabilities
Note payable - shareholder	35,095	27,578
Note payable - other	34,541	34,541
Total long term liabilities	69,636	62,119

Total liabilities	118,203	108,287

Commitments and contingencies	-	-

Stockholders’ deficit
Preferred stock - 25,000,000 preferred shares
authorized with a par value of $0.0001; no shares
outstanding as of June 30, 2015 and December 31, 2014	-	-
Common stock - 100,000,000 common shares
authorized with a par value of $0.0001; 14,702,250
common shares issued and outstanding as of
June 30, 2015 and December 31, 2014	1,470	1,470
Additional paid in capital	58,941	58,941
Accumulated Deficit	(178,610)	(168,683)
Total stockholders' deficit	(118,199)	(108,272)

Total liabilities and stockholders' deficit	$4	$15

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ending		Six months ending
	June	June	June	June
	30, 2015	30, 2014	30, 2015	30, 2014

Operating expenses
General and administrative	$7,759	$4,535	$9,927	$10,440
Total operating expenses	7,759	4,535	9,927	10,440

Operating loss	(7,759)	(4,535)	(9,927)	(10,440)

Other income (expense)	-	-	-	-

Net loss	$(7,759)	$(4,535)	$(9,927)	$(10,440)

Basic and diluted loss per share	($0.00)	($0.00)	($0.00)	($0.00)

Weighted average number of
common shares outstanding	14,702,250	14,702,250	14,702,250	14,702,250

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months	Six Months
	Ended	Ended
	June	June
	30, 2015	30, 2014
Cash flows from
Operating activities
Net loss	($9,927)	($10,440)
Adjustments to reconcile net loss to
net cash used in operating activities
Changes in operating assets and
liabilities
Accounts payable	2,399	4,390
Net cash used in
operating activities	(7,528)	(6,050)

Cash flows from
Financing Activities
Proceeds from shareholder loans	7,517	6,060
Net cash provided by financing
activities	7,517	6,060

Net change in cash	(11)	10

Cash at beginning of period	15	19
Cash at end of period	$4	$29

Supplemental information
Cash paid for
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of the financial statements.

KEY LINK ASSETS CORP.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

(Unaudited)

NOTE 1 - ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN CONSIDERATION

Key Link Assets Corp. (the "Company") was incorporated in the State of Delaware on May 13, 2010 for the purpose of acquiring a portfolio of heavily discounted real estate properties in the Chicago metropolitan area. The Company has changed its focus and now plans to acquire small and medium sized grocery stores in non-urban locales that are not directly served by large national supermarket chains.

Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915-205 “Development-Stage Entities” and among the additional disclosures required as a development stage company are that the financial statements were identified as those of a development stage company, and that the statement of operations, stockholders’ deficit and cash flows disclosed activity since the date of our Inception (May 13, 2010) as a development stage company.  Effective June 10, 2014, FASB changed its regulations with respect to Development Stage Entities and these additional disclosures are no longer required for annual reporting periods beginning after December 15, 2014. The Company adopted these provisions and consequently these additional disclosures are not included in these financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of June 30, 2015, the Company had an accumulated deficit of $178,610, negative working capital of $48,563 and has earned no revenues since inception. The Company intends to fund its operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and the implementation of its business plan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2015, are not necessarily indicative of the results that may be expected for the year ended December 31, 2015.

NOTE 3 - NOTE PAYABLE OTHER

On September 29, 2013, a creditor of the Company converted accounts payable in the amount of $34,541 into a note payable. The note payable, which is due on June 30, 2017, is non-interest bearing and has no collateral.

NOTE 4 - CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share and 25,000,000 preferred shares with a par value of $0.0001 per preferred share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought. The rights, preferences and restrictions of the preferred shares will be defined by the Company’s Board of Directors when and if the preferred shares are issued.

Share Issuances

There have been no stock issuances for the period ended June 30, 2015.

NOTE 5 - RELATED PARTY TRANSACTIONS

As of December 31, 2014, Mr. Clark has loaned the Company $27,578. The notes payable, are due on June 30, 2017, are non-interest bearing and have no collateral.

During the first six months of 2015, Mr. Clark loaned the Company an additional $7,517 in exchange for four notes payable, all of which are due on June 30, 2017. The notes are non-interest bearing and have no collateral.

NOTE 6 - SUBSEQUENT EVENT

During the third quarter of 2015 through July 31, 2015, Mr. Clark loaned the Company $300. The loan is due on June 30, 2017, is non-interest bearing and has no collateral.

Part II

Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$8.05
Transfer Agent Fees	$1,000.00
Legal and Accounting fees and expenses	$25,000.00
Edgar document conversion	$3,000.00
Total	$29,008.05

All amounts other than the Commission’s registration fee are estimates.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation. Under the DGCL, a corporation has the power to indemnify any person who is a party to an action by reason of the fact that such person is a director, officer, employee or agent of the corporation if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. Our Certificate of Incorporation provides that we shall indemnify, to the fullest extent permitted by law any person who is party to an action by reason of the fact that such person was a director or officer of the Company. The Company may purchase and maintain insurance to protect against any expense, liability or loss associated with such indemnity.

Item 15.  Recent Sales of Unregistered Securities

We issued 14,112,250 shares of our common stock to founders of the Company in consideration for services. These shares were issued pursuant to exemptions provided by Section 4(a)(2) of the Securities Act in connection with the organization of our Company as a transaction not involving a public offering.

On October 12, 2010, we sold an aggregate of 590,000 shares of our common stock to 35 purchasers at a price of $0.10 per share for aggregate offering proceeds of $59,000. These shares were issued pursuant to exemptions provided by Regulation D promulgated by the SEC under the Securities Act.

Item 16.  Exhibits

Exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
3.1	Certificate of Incorporation		3.1	Form S-1 File No. 333-190836	August 27, 2013

3.2	By-Laws		3.2	Form S-1 File No. 333-190836	August 27, 2013

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
4.1	Specimen common stock certificate		4.1	Form S-1 File No. 333-190836	August 27, 2013

5.1	Opinion of Synergy Law Group, LLC	X

10.1	Key Link Asset Corp. 2010 Incentive Compensation Plan		10.1	Form S-1/A File No. 333-190836	December 16, 2013

10.2	Form of Option Agreement under 2010 Incentive Compensation Plan		10.2	Form 10-K/A File No. 333-190836	April 16, 2014

10.3	Note Payable dated December 21, 2012 by the Company to Shawn Clark		10.2	Form S-1/A File No. 333-190836	October 23, 2013

10.4	Note Payable dated January 24, 2013 by the Company to Shawn Clark		10.3	Form S-1/A File No. 333-190836	October 23, 2013

10.5	Note Payable dated March 9, 2013 by the Company to Shawn Clark		10.4	Form S-1/A File No. 333-190836	October 23, 2013

10.6	Note Payable dated May 31, 2013 by the Company to Shawn Clark		10.5	Form S-1/A File No. 333-190836	October 23, 2013

10.7	Note Payable dated September 29, 2013 by the Company to Shawn Clark		10.6	Form S-1/A File No. 333-190836	January 21, 2014

10.8	Note Payable dated November 12, 2013 by the Company to Shawn Clark		10.7	Form S-1/A File No. 333-190836	January 21, 2014

10.9	Extension Agreement dated December 20, 2013 between the Company and Shawn P. Clark		10.8	Form S-1/A File No. 333-190836	January 21, 2014

10.10	Note Payable dated September 29, 2013 by the Company to Synergy Law Group, LLC		10.9	Form S-1/A File No. 333-190836	January 21, 2014

10.11	Loan Commitment dated December 20, 2013 by Shawn P. Clark to the Company		10.19	Form S-1/A File No. 333-190836	January 21, 2014

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
10.12	Loan Commitment dated December 15, 2013 by Shawn P. Clark, Dena M. Womack, Tysen J. Kamin, Christopher J. Dunkel and Glenn Petersen to the Company		10.11	Form S-1/A File No. 333-190836	January 21, 2014

10.13	Note Payable dated February 19, 2014 by the Company to Shawn Clark		10.13	Form 10-K/A File No. 333-190836	April 16, 2014

10.14	Note Payable dated March 13, 2014 by the Company to Shawn Clark		10.14	Form 10-Q File No. 333-190836	May 20, 2014

10.15	Note Payable dated May 23, 2014 by the Company to Shawn Clark		10.3	Form 10-Q File No. 333-190836	August 14, 2014

10.16	Extension Agreement dated June 30, 2014 between the Company and Shawn P. Clark		10.4	Form 10-Q File No. 333-190836	August 14, 2014

10.17	Extension Agreement dated June 30, 2014 between the Company and Synergy Law Group, LLC		10.5	Form 10-Q File No. 333-190836	August 14, 2014

10.18	Note Payable dated July 22, 2014 by the Company to Shawn P. Clark, as amended		10.6	Form 10-Q File No. 333-190836	November 14, 2014

10.19	Note Payable dated August 20, 2014 by the Company to Shawn P. Clark		10.7	Form 10-Q File No. 333-190836	November 14, 2014

10.20	Note Payable dated November 7, 2014 by the Company to Shawn P. Clark		10.8	Form 10-Q File No. 333-190836	November 14, 2014

10.21	Note Payable dated November 24, 2014 by the Company to Shawn P. Clark		10.21	Form 10-K File No. 333-19083	April 13, 2015

10.22	Note Payable dated March 2, 2015 by the Company to Shawn P. Clark		10.22	Form 10-K File No. 333-190836	April 13, 2015

10.23	Note Payable dated March 20, 2015 the Company to Shawn P. Clark		10.23	Form 10-Q File No. 333- 190836	May 15, 2015

Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date
10.24	Note Payable dated May 5, 2015 the Company to Shawn P. Clark		10.24	Form 10-Q File No. 333- 190836	May 15, 2015

10.25	Note Payable dated June 24, 2015 The Company to Shawn P. Clark		10.25	Form 10-Q File No. 333- 190836	August 19, 2015

10.26	Extension Agreement dated June 29, 2015 between the Company and Shawn P. Clark		10.26	Form 10-Q File No. 333- 190836	August 19, 2015

10.27	Extension Agreement dated June 29, 2015 between the Company and Synergy Law Group, LLC		10.27	Form 10-Q File No. 333- 190836	August 19, 2015

23.1	Consent of Synergy Law Group, LLC (see Exhibit 5.1)	X

23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants, for use of their report	X

101.INS	XBRL Instance Document*	X

101.SCH	XBRL Taxonomy Extension Schema Document*	X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*	X

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*	X

101.LAB	XBRL Taxonomy Extension Label Linkbase Document*	X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*	X

* Pursuant to Rule 406T of Regulation S-T, the interactive files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

Item 17.  Undertakings

The undersigned registrant undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include material information on the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.           For determining any liability under the Securities Act of 1933 to any purchaser:

(i)           we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)           we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)           we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on September 2, 2015.

KEY LINK ASSETS CORP.

By: /s/ Shawn P. Clark
Shawn P. Clark President and Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ SHAWN P. CLARK	President, Chief Executive Officer and Director (principal executive officer)	September 2, 2015
Shawn P. Clark

*	Vice President,	September 2, 2015
Tysen J. Kamin	Chief Operating Officer and Director (principal financial and accounting officer)

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the SEC, has signed this Amendment to the Registration Statement on behalf of the individual indicated.